                                                                    EXHIBIT (b)






            LOAN AGREEMENT DATED AUGUST 15, 2000, AS AMENDED BY THE
                  MODIFICATION AGREEMENT DATED AUGUST 1, 2001,
                   BETWEEN ORIG, LLC AND BANK OF LOUISVILLE.

                                 LOAN AGREEMENT

                          dated as of August 15, 2000

                                    between

                               BANK OF LOUISVILLE

                                 as the Lender

                                      and

                                   ORIG, LLC

                                as the Borrower

                                 and joined by

                                 J. D. NICHOLS
                                      and
                                  BRIAN LAVIN

                               as the Guarantors

                               TABLE OF CONTENTS


SECTION I    DEFINITIONS......................................................1


SECTION II   REVOLVING CREDIT LOAN............................................5

    2.01     Amount of Revolving Credit.......................................5
    2.02     Term of the Revolving Credit.....................................5
    2.03     Revolving Credit Loans...........................................5
    2.04     The Revolving Credit Notes.......................................8
    2.05     Interest on Revolving Credit Loans...............................8
    2.06     Minimum Principal Balance........................................9
    2.07     Notation of Disbursements and Payments...........................9
    2.08     Principal and Interest Payments..................................9
    2.09     Mandatory Prepayments............................................9
    2.10     Optional Principal Payments......................................9
    2.11     Application of Payments.........................................10
    2.12     Application of Principal Payments...............................10
    2.13     Purposes of Loans...............................................10
    2.14     Certain limitations on Revolving Credit Loan Advances...........10

SECTION III  SECURITY FOR THE LOANS..........................................11

    3.01     Right of Offset.................................................11
    3.02     Security Interest in Partnership Interests......................11
    3.03     Guaranties......................................................11

SECTION IV   CONDITIONS PRECEDENT............................................11

    4.01     Conditions Precedent to the first Revolving Credit Loan.........11
    4.02     Conditions Preceding to Subsequent Revolving Credit Loans.......13

SECTION V    GENERAL COVENANTS...............................................13

    5.01     Insurance.......................................................13
    5.02     Taxes and Other Payment Obligations.............................15
    5.03     Financial Statements............................................15
    5.04     Financial Records...............................................16
    5.05     Properties......................................................16
    5.06     Existence and Good Standing.....................................16
    5.07     Notice Requirements.............................................17
    5.08     Revolving Credit Notes and Other Borrower Documents.............17
    5.09     Compliance with Law.............................................17
    5.10     Liens...........................................................17
    5.11     Limit on Indebtedness, Guarantees, Etc..........................18
    5.12     Articles of Organization and Operating Agreement................18
    5.13     Mergers, Sales, Transfers and Other Dispositions of Assets......18
    5.14     Loans...........................................................19

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    5.15     No Change in Ownership..........................................19
    5.16     Payment of Distributions........................................19
    5.17     ERISA Compliance................................................19
    5.18     Joinder of Subsidiaries.........................................20

SECTION VI   REPRESENTATIONS AND WARRANTIES..................................20

    6.01     Organization and Existence......................................20
    6.02     Right to Act....................................................20
    6.03     No Conflicts....................................................21
    6.04     Authorization...................................................21
    6.05     Enforceable Agreements..........................................21
    6.06     Contingent Obligations..........................................21
    6.07     Litigation......................................................21
    6.08     Financial Statements............................................21
    6.09     Compliance with Contractual Obligations, Laws and Judgments.....22
    6.10     Investment Company..............................................22
    6.11     Tax Returns.....................................................22
    6.12     No Undisclosed Liabilities or Guaranties........................22
    6.13     Title to Properties.............................................22
    6.14     Trademarks and Permits..........................................22
    6.15     No Defaults.....................................................23
    6.16     Employee Benefit Plans..........................................23
    6.17     No Material Adverse Conditions..................................23
    6.18     Regulations Q and U.............................................23
    6.19     Environmental Matters...........................................23
    6.20     No Public Utility Holding Company...............................24
    6.21     No Subsidiaries.................................................24
    6.22     Disclosure......................................................24

SECTION VII  EVENTS OF DEFAULT...............................................24

    7.01     Failure to Pay..................................................24
    7.02     No Notice Required..............................................24
    7.03     Notice Required.................................................24
    7.04     Falsity of Representation or Warranty...........................25
    7.05     Judgments.......................................................25
    7.06     Adverse Financial Change........................................25
    7.07     Other Obligations...............................................25
    7.08     Dissolution or Termination of Existence.........................25
    7.09     Solvency........................................................25

SECTION VIII REMEDIES UPON DEFAULT...........................................26

    8.01     Right to Offset.................................................26
    8.02     Enforcement of Rights...........................................26
    8.03     Rights Under Security Instruments...............................27
    8.04     Cumulative Remedies.............................................27

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SECTION IX   FEES AND EXPENSES...............................................27

    9.01     Transaction Expenses............................................27
    9.02     Enforcement Expenses............................................27

SECTION X    MISCELLANEOUS PROVISIONS........................................28

    10.01    Business Days...................................................28
    10.02    Term of this Agreement..........................................28
    10.03    No Waivers......................................................28
    10.04    Course of Dealing...............................................28
    10.05    Certain Waivers by the Borrower and the Guarantors..............28
    10.06    Severability....................................................28
    10.07    Time of the Essence.............................................28
    10.08    Benefit and Binding Effect......................................28
    10.09    Further Assurances..............................................29
    10.10    Incorporation by Reference......................................29
    10.11    Entire Agreement; No Oral Modifications.........................29
    10.12    Headings........................................................29
    10.13    Governing Law...................................................29
    10.14    Assignments.....................................................29
    10.15    Multiple Counterparts...........................................29
    10.16    Notices.........................................................30
    10.17    Survival of Covenants...........................................31
    10.18.   Consent to Jurisdiction.........................................31
    10.20    JURY TRIAL WAIVER.............................................31-A
    10.21    ACKNOWLEDGMENT................................................31-A

                                 LOAN AGREEMENT
                                 --------------


         This is a Loan Agreement (this "Agreement") dated as of August 15, 2000, between

                  BANK OF LOUISVILLE
                  a Kentucky banking corporation
                  500 W. Broadway
                  Louisville, Kentucky  40202                    (the "Lender")

                  and

                  ORIG, LLC
                  a Kentucky limited liability company
                  10172 Linn Station Road 200
                  Louisville, Kentucky  40223
                  Attn: Neil Mitchell                          (the "Borrower")

                  and joined in by

                  J. D. NICHOLS
                  10172 Linn Station Road 200
                  Louisville, Kentucky  40223                       ("Nichols")

                  and

                  BRIAN LAVIN
                  10172 Linn Station Road 200
                  Louisville, Kentucky  40223                         ("Lavin")


                                    Recitals
                                    --------

         The Lender intends to provide to the Borrower, and the Borrower would like to avail itself of the Revolving Credit Loan subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                   SECTION I
                                   ---------

                                  Definitions
                                  -----------

         As used in this Agreement, the following terms shall have the following meanings and the meanings assigned to them shall be equally applicable to both the singular and plural forms of the terms defined:

         "Affiliate" shall mean any Person (a) who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person, or (b) five percent (5%) or more of the equity interests of whom is beneficially owned or held by such Person or a subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of equity interest, by contract or otherwise.

         "Borrower" shall mean ORIG, LLC, together with all existing, as well as future Subsidiaries of ORIG, LLC.

         "Borrower Documents" shall mean, collectively, this Agreement, the Revolving Credit Notes, the Pledge Agreement, the Guaranty Agreements and any and all other documents to be executed and/or delivered by the Borrower and/or the Guarantors which relate to this Agreement.

         "Business Day" shall mean any day other than a Saturday or Sunday or legal holiday on which commercial banks are authorized or required to be closed for business in the Commonwealth of Kentucky.

         "Closing Date" shall mean August 15, 2000.

         "Collateral" shall mean any and all of the property of the Borrower in which the Borrower grants the Lender a security interest.

         "CPA Firm" shall mean the Borrower's firm of certified public accountants which regularly performs accounting services for the Borrower, provided that such firm is reasonably satisfactory to the Lender in the Lender's discretion.

         "Distribution" shall mean any amount of money or other property declared or paid, or set apart for the purpose of payment of, any distribution on or in respect of any capital, income or other interest in the Borrower (including, without limitation, any "membership interest" or similar interest under any operating agreement) and/or the purchase, retirement, reacquisition or redemption of any capital, income, membership or other interest (including, without limitation, any "membership interest" or similar interest under any operating agreement) and/or any distribution by way of reduction of capital.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

         "Event of Default" shall mean any one of the occurrences which are Events of Default under Section VII of this Agreement.

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with prior periods.

         "Guarantors" shall mean Nichols and Lavin.

         "Guaranty Agreements" shall mean, collectively, (a) the Guaranty Agreement dated as of August 15, 2000 among the Lender, the Borrower, and (b) the Guaranty Agreement dated as of August 15, 2000, among the Lender, the Borrower and Lavin. "Guaranty Agreement" shall mean either of the Guaranty Agreements.

         "Indebtedness" shall mean all obligations, contingent or otherwise, which, in accordance with GAAP, should be classified on the Person's balance sheet as liabilities.

         "Loan" shall mean any Revolving Credit Loan, and "Loans" shall mean all of the Revolving Credit Loans, collectively.

         "Note" shall mean any of the Revolving Credit Notes and any note or notes delivered in renewal, replacement, substitution extension or novation of any of them.

         "NTS III" shall mean NTS-Properties III, a limited partnership organized under the laws of the State of Georgia.

         "NTS IV" shall mean NTS-Properties IV, a limited partnership organized under the laws of the Commonwealth of Kentucky.

         "NTS V" shall mean NTS-Properties V, a Maryland Limited Partnership, a limited partnership organized under the laws of the State of Maryland.

         "NTS VI" shall mean NTS-Properties VI, a Maryland Limited Partnership, a limited partnership organized under the laws of the State of Maryland.

         "NTS VII" shall mean NTS-Properties VII, Ltd., a limited partnership organized under the laws of the State of Florida.

         "NTS Plus" shall mean NTS-Properties Plus, Ltd., a limited partnership organized under the laws of the State of Florida.

         "Partnership" shall mean any of NTS III, NTS IV, NTS V, NTS VI, NTS VII, and/or NTS Plus, and "Partnerships" shall mean all of them or any combination of them.

         "Partnership Interests" shall mean all general and/or limited partnership interest or interests of the Borrower from time to time in any one or more of the Partnerships to the maximum extent permitted by law, including Florida Statutes sec. 620.102, Georgia Code Ann. sec. 14-9-101, Kentucky Revised Statutes sec. 362.401 and Maryland Code Ann. sec. 10-101, and shall include without limitation the right to profits, distributions, return of capital, partner loans or advances, and all rights to vote for, consent or otherwise approve any matter. The Partnership Interests of the Borrower on the date of this Agreement are described on Schedule 1(P) to this Agreement. Partnership Interests in one or more of the Partnerships acquired after the date of this Agreement are not described on Schedule 1(P) (although they may be described in one or more Supplements to Pledge Agreements), but such failure to be described on
Schedule 1(P) does not derogate from those interests in the Partnerships being Partnership Interests.

         "Partnership Notice and Assignment" shall mean a notice to a Partnership of the pledge of a Partnership Interest or Partnership Interests, together with the acknowledgement by the Partnership of that pledge, satisfactory in all respects to the Lender and generally in the form of ANNEX E to this Agreement.

         "Prime Rate" shall mean the rate of interest announced by the Lender from time to time as its Prime Rate, as that Prime Rate may change from time to time, provided, however, the Prime Rate is not necessarily the best or lowest rate offered by the Lender to its customers.

         "Person" shall mean any individual, partnership, limited liability company, association, trust, corporation or other entity.

         "Plan" or "Plans" means, at any time, an employee pension or benefit plan which is covered by Title IV of ERISA and is either (a) maintained by the Borrower, or (b) maintained pursuant to a collective bargaining agreement or similar arrangement under which more than one employee makes contributions and to which the Borrower is making and accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Pledge Agreement" shall mean the Pledge Agreement dated as of August 15, 2000, between the Borrower and the Lender, satisfactory to the Lender in its discretion, and substantially in the form attached hereto as ANNEX B, as it may be amended from time to time.

         "Request for Advance" shall mean a request, written or oral, in such form and with such information as the Lender may request or require, from the Borrower for an advance under the Revolving Credit Loan.

         "Revolving Credit" shall mean the Revolving Credit made available by the Lender to the Borrower under Section II of this Agreement.

         "Revolving Credit Notes" shall mean collectively the three promissory notes issued by the Borrower to the order of the Lender with respect to the Revolving Credit Loan in the face principal amount of Two Million Dollars ($2,000,000.00) each (for a total of Six Million Dollars ($6,000,000.00)), and substantially in the form of ANNEXES A-1 though A-3 attached hereto, and all notes delivered in renewal, replacement, substitution, extension or novation thereof. "Revolving Credit Note" shall mean any of the Revolving Credit Notes.

         "Subsidiary" shall mean, any Person of which the Borrower, directly or indirectly, through one or more intermediaries, owns a Majority. Without limiting the foregoing, if a Majority of any Person is owned, directly or indirectly, by a Subsidiary, such Person is, itself, a Subsidiary. "Majority" shall mean more than fifty percent (50%) of (a) the voting stock or interests (by number of votes), and/or (b) the equity in, or equity interests of, such Person.

         "Supplement to Pledge Agreement" shall have the meaning given it in the Pledge Agreement.

         "Termination Date" shall mean August 31, 2005.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the Commonwealth of Kentucky.

         "Unmatured Default" shall mean the happening of any material breach under this Agreement, including but not limited to failure to pay any installment of principal or interest of the Revolving Credit Note when due, or a breach of the financial covenants under this Agreement, or other similar material breach the happening of which, together with the giving of any required notice or the passage of any required period of time, would constitute an Event of Default.

                                   SECTION II
                                   ----------

                             Revolving Credit Loan
                             ---------------------

         The Lender hereby establishes the Revolving Credit Loan in favor of the Borrower as follows:

         2.01 AMOUNT OF REVOLVING CREDIT. The total principal amount available under the Revolving Credit shall be Six Million Dollars and 00/100 ($6,000,000.00).

         2.02 TERM OF THE REVOLVING CREDIT. The Revolving Credit is effective as of the date of this Agreement, and shall continue in effect until the Termination Date, unless the Revolving Credit is sooner extended or terminated as provided in this Agreement. On the Termination Date, the Revolving Credit shall terminate and all Revolving Credit Loans shall mature and be payable in full.

         2.03 REVOLVING CREDIT LOANS.

              (a) The Borrower may request and the Lender may advance Revolving Credit Loans during the term of Revolving Credit. Unless sooner terminated, advances under the Revolving Credit will be available until the maturity of the Revolving Credit on the Termination Date, after which the Borrower shall not be entitled to obtain any additional advances under the Revolving Credit.

              (b) The Lender shall have the right, at its option, in its own discretion, to terminate the Revolving Credit upon the occurrence of any Event of Default by giving notice to the Borrower of such termination. Any termination of the Revolving Credit shall not release the Borrower from its obligations under this Agreement or any of the other Borrower Documents, nor shall it terminate this Agreement or any of the other Borrower Documents. The provisions of this Agreement and the other Borrower Documents shall continue in full force and effect for the entire term of this Agreement as provided in
Section 10.02.

              (c) Subject to the terms and conditions of this Agreement, so long as the Revolving Credit remains in effect and is not terminated, and no Unmatured Default or Event of Default has occurred, the Lender agrees to make Revolving Credit Loans as the Borrower may request from time to time in accordance with the provisions of this Agreement generally, and this Section II in particular, provided that after giving effect to any requested Revolving Credit Loan, the principal balance of all Revolving Credit Loans outstanding at any one time shall not exceed the amount of the Revolving Credit as provided in
Section 2.01. Principal borrowed under the Revolving Credit and then repaid may be reborrowed, subject to the other terms, provisions and conditions of this Agreement and the other Borrower Documents.

              (d) The Lender is under no duty to extend the period of the Revolving Credit beyond the Termination Date. Before, at or after the termination of the Revolving Credit, the Lender may (at its discretion, with no obligation to do so) extend the term of the Revolving Credit, on a basis and with terms and conditions satisfactory to the Lender. Any such extension must be done in a writing signed by the Lender and specifically providing for an extension of the Revolving Credit in order to be binding. If any extension of the period of the Revolving Credit were to occur, the Pledge Agreement, and the other Borrower Documents would remain in effect and continue to apply to the Revolving Credit Notes, as extended (or to renewal or replacement notes for the Revolving Credit Notes, or their replacement), until those Revolving Credit Notes, as extended, renewed or replaced, have been paid in full.

              (e) Each Revolving Credit Loan shall be subject to the following terms and conditions, in addition to any other terms and conditions provided in this Agreement:

                  (1) Each Revolving Credit Loan shall be in connection with the acquisition of and payment for specific Partnership Interests, and shall be in an amount no greater than the actual, out-of-pocket costs to the Borrower to acquire those specific Partnership Interests.

                  (2) Before the Borrower enters into a binding contract to acquire Partnership Interests, it shall (A) advise the Lender of its desire to do so; (B) provide the Lender with such information as the Lender may desire with respect to the particular Partnership Interests to be acquired and the price that the Borrower would pay to acquire those Partnership Interests; and
(C) refrain from entering into a binding contract to acquire those Partnership Interests until and unless the Lender shall, in its discretion, have approved the aggregate cost to the Borrower of acquiring those Partnership Interests.

                  (3) Whenever the Borrower desires to obtain an Revolving Credit Loan, it shall deliver to the Lender a Request for Advance either orally or in writing, unless waived by the Lender in writing, on or before the day on which it wishes to have the advance made available, together with such other information with respect to that advance and its purpose as the Lender may request. Without limiting the foregoing, each Request for Advance shall specify the amount of the advance under the Revolving Credit Loan requested and the date on which the Borrower desires the advance to be made available.

                  (4) Together with a Request for Advance, the Borrower shall deliver to the Lender (A) a Supplement to Pledge Agreement in such form and such information as the Lender may require to confirm that the Partnership Interests to be acquired with the proceeds (in whole or in part) of that Revolving Credit Loan shall become subject to the Pledge Agreement; (B) Partnership Notices and Assignments with respect to all of the Partnership Interests to be acquired with the proceeds (in whole or in part) of that Revolving Credit Loan; (C) UCC-3 Amendments to Financing Statements describing the Partnership Interests to be acquired (in whole or in part) with proceeds from the Revolving Credit Loan as additional collateral for the obligations secured by the Pledge Agreement; and (D) evidence satisfactory to the Lender that the Partnership Interests to be acquired with proceeds (in whole or in part) of that Revolving Credit Loan are or will be (upon completion of the acquisition) owned by the Borrower free from any interest, claim, lien, charge, encumbrance and/or security interest of any Person other than the Lender. Without limiting the foregoing clause (D), such evidence shall include, but not be limited to, (I) in the case of the Borrower's acquisition of Partnership Interests which, when aggregated with all previous acquisitions of Partnership Interests from the same Person, directly or indirectly, have an aggregated acquisition cost of $25,000 or greater, (a) a search or searches of such public records in the name of the Borrower as the Lender may specify, in its discretion, disclosing no lien, charge, interest, encumbrance and/or security interest in favor of any Person, other than the Lender, and (b) a search or searches of such public records in the name of the Person from whom the Borrower acquired or would acquire the Partnership Interests as the Lender may specify, in its discretion, disclosing no lien, charge, interest, encumbrance and/or security interest in favor of any Person, and (II) in all cases, delivery of any and all certificates and/or other writings evidencing and/or representing such Partnership Interests, together with an assignment in blank in form and substance satisfactory to the Lender and its counsel in their discretion.

                  (5) The Borrower shall not be entitled to obtain any Revolving Credit Loan if any Event of Default or Unmatured Default shall exist or would exist upon the making of the Revolving Credit Loan requested, even if the Lender does not elect to terminate the Revolving Credit as a result of such Event of Default or Unmatured Default.

                  (6) The Borrower shall not be entitled to obtain any Revolving Credit Loan if immediately after the advance requested were made, the aggregate of all of the Revolving Credit Loans would exceed the maximum amount permitted under Section 2.01.

                  (7) All Revolving Credit Loans shall be made in strict compliance with the terms and provisions of this Agreement unless the Lender elects in its discretion to waive any of those terms and conditions (which the Lender shall not be required to do). The waiver of any terms and/or conditions with respect to any one advance shall not constitute a course of dealing or a waiver of the same or any other terms or conditions with respect to any other requested advance.

                  (8) Each request by the Borrower for a Revolving Credit Loan shall constitute the making of the following representations and warranties by the Borrower and the Guarantors to the Lender:

                    (A) That the Borrower is then, and at the time the advance will be made will be, entitled under this Agreement to obtain that Revolving Credit Loan; and

                    (B) All of the covenants, agreements, representations and warranties made by the Borrower and the Guarantors in this Agreement, and in the other Borrower Documents, are true, correct and complete in all material respects and have been complied with in all material respects as of such date (subject to only two changes of circumstances which (x) are fully disclosed by the Borrower to the Lender in writing, describing the changed circumstances, and (y) do not result in any violation of any condition, provision, promise and/or covenant of this Agreement, or otherwise result in an Unmatured Default or an Event of Default).

         2.04 THE REVOLVING CREDIT NOTES.

              (a) The Revolving Credit Loans shall be evidenced by and payable in accordance with the terms of the Revolving Credit Notes and on the terms of this Agreement. In the event of any disagreement between the terms of the executed Revolving Credit Notes and this Agreement, the terms of the Revolving Credit Notes shall prevail.

              (b) The first Two Million Dollars ($2,000,000) of Revolving Credit Loans shall be allocated to and evidenced by Revolving Credit Note A. The principal balance of Revolving Credit Loans will be credited against and evidenced by Revolving Credit Note B if, but only if, and only to the extent the aggregate principal balance of all Revolving Credit Loans outstanding at one time exceeds Two Million Dollars ($2,000,000), but is less than Four Million Dollars ($4,000,000). The outstanding principal balance of Revolving Credit Loans shall be credited against and evidenced by Revolving Credit Note C if, but only if, and only to the extent the aggregate principal balance of all Revolving Credit Loans outstanding at one time equals or exceeds Four Million Dollars ($4,000,000). Accordingly, the first Two Million Dollars ($2,000,000), or portion thereof, of Revolving Credit Loans outstanding at any one time shall be credited against and evidenced by Revolving Credit Note A; at such time as the outstanding principal balance of the Revolving Credit Loans is greater than Two Million Dollars ($2,000,000), but less than Four Million Dollars ($4,000,000), Revolving Credit Loans made at such time shall be credited against and evidenced by Revolving Credit Note B; and at such time as the outstanding principal balance of all Revolving Credit Loans outstanding at one time equals or exceeds Four Million Dollars ($4,000,000), Revolving Credit Loans made at such time shall be credited against and evidenced by Revolving Credit Note C.

         2.05 INTEREST ON REVOLVING CREDIT LOANS.

              (a) The principal balance of the Revolving Credit Loans outstanding from time to time shall bear interest from the date of the Revolving Credit Notes until all principal and interest on the Revolving Credit Loans shall have been paid in full.

              (b) The outstanding principal balance of Revolving Credit Loans from time to time evidenced by Revolving Credit Note A shall bear interest at an annual rate equal to one quarter percent (1/4%), PLUS the Prime Rate as that Prime Rate may change from time to time.

The outstanding principal balance of Revolving Credit Loans from time to time evidenced by Revolving Credit Note B shall bear interest at an annual rate equal to one-half percent (1/2%), PLUS the Prime Rate as that Prime Rate may change from time to time. The outstanding principal balance of Revolving Credit Loans from time to time evidenced by Revolving Credit Note C shall bear interest at an annual rate equal to one percent (1%), PLUS the Prime Rate as that Prime Rate may change from time to time.

              (c) All interest on the Revolving Credit Loan shall be calculated on the basis of the actual number of days elapsed over an assumed year of three-hundred sixty days (360).

         2.06 MINIMUM PRINCIPAL BALANCE. If, for any reason, after the making of the first Revolving Credit Loan the principal balance of the Revolving Credit Notes is reduced below one thousand dollars ($1,000.00), then, at the option of the Lender the Revolving Credit may be terminated by the Lender without necessity of notice to the Borrower.

         2.07 NOTATION OF DISBURSEMENTS AND PAYMENTS. Disbursements of, and payments of principal with respect to, Revolving Credit Loans shall be evidenced by notations by the Lender on its electronic data processing equipment, showing the date and amount of each advance and each payment of principal. The principal amount outstanding under the Revolving Credit Notes from time to time shall also be recorded by the Lender on that electronic data processing equipment. The aggregate amount of all disbursements of Revolving Credit Loans made and shown on the Lender's electronic data processing equipment, over all of the payments of principal made by the Borrower and recorded on the Lender's electronic data processing equipment, shall be prima facie evidence of the outstanding principal balance due under the Revolving Credit Notes.

         2.08 PRINCIPAL AND INTEREST PAYMENTS. Commencing on September 1, 2000, and continuing on the first (1st) day of each calendar month occurring through and including August 1, 2005, the Borrower shall pay to the Lender all accrued and unpaid interest on the Revolving Credit Loans. On the Termination Date, the Borrower shall pay to the Lender all of the outstanding principal balance of, and all accrued but unpaid interest on, the Revolving Credit Loans.

         2.09 MANDATORY PREPAYMENTS. If the Borrower sells, transfers or otherwise disposes of any of the Partnership Interests, then the Borrower shall make a prepayment of the Revolving Credit Loans in an amount calculated in accordance with this Section. The amount of the prepayment shall be not less than the amount of proceeds of the Revolving Credit Loan or Loans which the Borrower received and applied (in whole or in part) towards the acquisition of the Partnership Interest or Partnership Interests sold, transferred, or otherwise disposed of. Mandatory prepayments under this Section shall be applied in accordance with Section 2.10 of this Agreement.

         2.10 OPTIONAL PRINCIPAL PAYMENTS. The Borrower may make optional prepayments of principal of the Revolving Credit Loan from time to time. Each prepayment shall be accompanied by written statement that it is in prepayment of the Revolving Credit Loan.

         2.11 APPLICATION OF PAYMENTS. The Lender shall apply all payments of Revolving Credit Loans received when no Event of Default has occurred and is continuing first to any late fees or other charges, then to accrued but unpaid interest, and then to principal. The Lender may apply all payments of Revolving Credit Loans received after an Event of Default has occurred and is continuing among late fees and other charges, interest and principal as the Lender may determine, in its discretion.

         2.12 APPLICATION OF PRINCIPAL PAYMENTS. Unless otherwise agreed by the Lender and the Borrower in writing, all payments of principal, whether mandatory or optional, received by the Lender when no Event of Default has occurred and is continuing shall be applied first to the principal of Revolving Credit Loans evidenced by Revolving Credit Note C until all of the Revolving Credit Loans evidenced thereby shall have been paid in full, then to the principal of Revolving Credit Loans evidenced by Revolving Credit Note B, until all of the Revolving Credit Loans evidenced thereby shall have been paid in full, then to the principal of Revolving Credit Loans evidenced by Revolving Credit Note A. All payments of principal on Revolving Credit Loans, whether mandatory or optional, received by the Lender after an Event of Default has occurred and is continuing may be applied by the Lender among Revolving Credit Notes A, B and C as the Lender may determine, in its discretion.

         2.13 PURPOSES OF LOANS. The Borrower shall use the proceeds of all Loan solely to acquire Partnership Interests, provided, that, the Borrower may not apply any proceeds from any Revolving Credit Loan to the purchase of any Partnership Interests unless the Borrower shall first have advised the Lender of the specific Partnership Interests that the Borrower intends to acquire with the proceeds of that Revolving Credit Loan, and the Lender shall, in its discretion, have approved the purchase price of those Partnership Interests.

         2.14 CERTAIN LIMITATIONS ON REVOLVING CREDIT LOAN ADVANCES. Without limiting Section 2.13,

              (a) the Borrower may not use any proceeds of any Revolving Credit Loan to acquire any Partnership Interest or Partnership Interests from (1) any Affiliate of the Borrower, (2) either Guarantor, and/or (3) any member of the family of either of the Guarantors (for purposes of this provision, "family" means (A) mother or father of the subject Person, (B) any brother or sister (or brother-in-law or sister-in-law) of such mother or father, (C) any son or daughter (or son-in-law or daughter-in-law) of any such brother or sister of such mother or father, and (D) any son or daughter (or son-in-law or daughter-in-law) and/or grandson or granddaughter (and/or grandson-in-law or granddaughter-in-law) of such Person).

              (b) the Borrower shall not use the proceeds of any Revolving Credit Loan to pay any interest that has accrued on the Revolving Credit Loans.

                                  SECTION III
                                  -----------

                             Security for the Loans
                             ----------------------

         The Revolving Credit Notes and the Revolving Credit Loans evidenced thereby, as well as all of the Borrower's obligations under all of the Borrower Documents are and shall be secured by and entitled to the benefits of all of the following:

         3.01 RIGHT OF OFFSET. The right of offset provided in Section VIII of this Agreement.

         3.02 SECURITY INTEREST IN PARTNERSHIP INTERESTS. A first priority perfected security interest in the Partnership Interests pursuant to the Pledge Agreement.

         3.03 GUARANTIES. The guaranties of the Guarantors pursuant to the Guaranty Agreements.

                                   SECTION IV
                                   ----------

                              Conditions Precedent
                              --------------------

         4.01 CONDITIONS PRECEDENT TO THE FIRST REVOLVING CREDIT LOAN. The Lender's obligation to provide the Borrower with the Revolving Credit and the first Revolving Credit Loan shall be conditioned upon the fulfillment of all the following conditions in form and substance, and in appropriate cases through documents, in each case satisfactory to the Lender and its counsel in their discretion:

              (a) RESOLUTIONS. The Borrower shall have furnished the Lender with certified copies of appropriate resolutions of the Borrower (1) authorizing the execution of the following documents: this Agreement, the Revolving Credit Notes, the Pledge Agreement, financing statements and any other documents, instruments and agreements referred to herein which are required to be executed and/or delivered by the Borrower and (2) authorizing consummation of the transactions contemplated by, and performance of this Agreement.

              (b) ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT. The Borrower shall have furnished the Lender with a copy of the Borrower's Articles of Organization and Operating Agreement and all amendments to each.

              (c) CERTIFICATES OF EXISTENCE. The Borrower shall have furnished the Lender with a certificate of existence of recent date issued by the Secretary of State of the Commonwealth of Kentucky, certifying that it is duly organized and validly existing under the laws of the Commonwealth of Kentucky. The Borrower shall also have furnished the Lender with certificates of existence with respect to the Partnerships from appropriate offices in Georgia, Kentucky, Maryland and Florida.

              (d) OPINION OF COUNSEL FOR THE BORROWER AND THE GUARANTORS. The Borrower and the Guarantors shall have furnished the Lender, at the Borrower's expense, with the legal opinion of Greenebaum, Doll & McDonald PLLC, as counsel for the Borrower, addressed to the Lender, dated the date of this Agreement, addressing the matters set forth in ANNEX C, and otherwise satisfactory to the Lender and its counsel.

              (e) CERTIFICATES OF INCUMBENCY OF THE BORROWER. The Borrower shall have furnished the Lender with a certificate of its secretary certifying the names of the officers of the Borrower authorized to sign the Borrower Documents, together with the true signatures of such officers.

              (f) EXECUTED DOCUMENTS. The Borrower shall have duly executed and shall have delivered to the Lender each of the following documents in subparagraphs (1) through (5), and the Guarantors shall have executed and delivered to the Lender the documents set forth in paragraphs (1) and (4) below:

                           (1)      this Agreement;

                           (2)      the three Revolving Credit Notes;

                           (3)      the Pledge Agreement;

                           (4)      the Guaranty Agreements; and

                           (5)      such UCC-1 financing statements or other
documents for filing with public officials with respect to the Pledge Agreement as the Lender may request.

              (g) PARTNERSHIP NOTICES AND ACKNOWLEDGEMENTS. The Borrower shall have caused each Partnership to have countersigned and delivered to the Lender Partnership Notices and Acknowledgements with respect to each, every and all of the Partnership Interests described on Schedule 1(P) to this Agreement.

              (h) REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by or on behalf of the Borrower at the time of or after the execution of this Agreement relating to the Borrower Documents or the transactions contemplated thereby shall be true, complete and correct in all material respects on and as of the date such Loan is to be made.

              (i) NO DEFAULTS. There shall exist no Event of Default or Unmatured Default which has not been cured to the Lender's satisfaction.

              (j) NO CHANGE IN THE BORROWER'S CONDITION. There shall have been no material adverse change in the condition, financial or otherwise of the Borrower from that existing on the date of the financial statements described in Section 6.08 of this Agreement.

              (k) RECORDINGS AND FILINGS. The Lender shall have received evidence satisfactory to it that all financing statements or other instruments, as the Lender may reasonably request, have been executed and delivered by the Borrower and filed or recorded in such public offices as the Lender may request to perfect and maintain the perfection of the security interests which secure the Loan, and to release any security interests, financing statements and/or other liens or encumbrances on any of the Collateral other than such interests, liens or encumbrances in favor of the Lender.

              (l) COUNSEL FEES. The Borrower shall have paid the Lender's counsel fees and expenses in accordance with Section 9.01 of this Agreement.

              (m) RESULTS OF RECORDS SEARCHES. The Borrower shall have delivered to the Lender results of searches of the records of such public offices as the Lender may require with respect to liens, encumbrances or other interests with respect to all existing Partnership Interests, disclosing no liens, encumbrances or interests with respect to all existing Partnership Interests other than those in favor of the Lender.

              (n) EVIDENCE OF OWNERSHIP. The Borrower shall have delivered to the Lender evidence satisfactory to the Lender of the Borrower's ownership of the Partnership Interests described on Schedule 1(P) to this Agreement. Without limiting the generality of the preceding sentence, the Borrower shall have delivered to the Lender any and all certificates and/or other writings evidencing and/or representing those Partnership Interests, together with assignments in blank in form and substance satisfactory to the Lender and its counsel in their discretion.

              (o) COMPLIANCE WITH SECTION 2.03. The Borrower shall have complied with Section 2.03 of this Agreement in all respects regarding such Revolving Credit Loan.

         4.02 CONDITIONS PRECEDING TO SUBSEQUENT REVOLVING CREDIT LOANS. The Lender's obligation to provide the Borrower with Revolving Credit Loans after the first Revolving Credit Loan shall be conditioned upon the fulfillment of the conditions in Sections 4.01(g) with respect to the Partnership Interests being acquired, in whole or in part with the proceeds of such Revolving Credit Loan or Loans, and upon fulfillment of the conditions in Sections 4.01 (h),
(i), (j), (k), (n) and (o) with respect to such Revolving Credit Loans.



                                   SECTION V
                                   ---------

                               General Covenants
                               -----------------

         During the term of this Agreement, the Borrower shall comply with all of the following provisions:

         5.01 INSURANCE. The Borrower shall maintain insurance as follows:

              (a) LIABILITY INSURANCE. The Borrower at its own cost and expense, shall procure, maintain and carry in full force and effect general liability, public liability, workers' compensation liability, environmental hazard liability and property damage insurance with respect to the actions and operations of the Borrower to such extent, in such amounts and with such deductibles as are carried by prudent businesses similarly situated, but in any event not less than the amounts of coverage per person and per occurrence, and with the deductibles, as are provided in the Borrower's insurance in effect on the date of this Agreement. Without limiting the foregoing, such insurance shall insure against any liability for loss, injury, damage or claims caused by or arising out of or in connection with the operation of the Borrower's business including injury to or death of the Borrower's employees, agents or any other persons and damage to or destruction of public or private property.

              (b) PHYSICAL DAMAGE INSURANCE. The Borrower at its own cost and expense, shall insure all of its insurable properties to such extent, against such hazards (including, without limitation, environmental hazards), in the amount of coverage and with such deductibles as are carried by prudent businesses similarly situated, but in any event insuring against such hazards and with such coverages and deductibles as are provided in the Borrower's insurance in effect on the date of this Agreement, and in any event in amounts of coverage not less than the insurable value of the property insured. Without limiting the foregoing, such insurance shall name the Lender as an additional insured and shall provide for payment of the proceeds thereof to the Borrower and to the Lender as their interests may appear.

              (c) GENERAL INSURANCE REQUIREMENTS.

                  (1) All insurance which the Borrower is required to maintain shall be satisfactory to the Lender in form, amount and insurer. Such insurance shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach of warranty or condition, breach of declarations, misrepresentation or negligence of the Borrower. Each policy shall contain an agreement by the insurer that, notwithstanding lapse of a policy for any reason, or right of cancellation by the insurer or any cancellation by the Borrower such policy shall continue in full force for the benefit of the Lender for at least thirty (30) days after written notice thereof to the Lender and the Borrower, and no alteration in any such policy shall be made except upon thirty (30) days written notice of such proposed alteration to the Lender and the Borrower and written approval by the Lender. At or before the making of the first Loan, the Borrower shall provide the Lender with certificates evidencing its due compliance with the requirements of this Section.

                  (2) Prior to the expiration date of any policy of insurance maintained pursuant to this Agreement, the Borrower shall provide the Lender with a certificate of insurance evidencing the acquisition of a new policy, or an extension or renewal of an existing policy, evidencing the Borrower's due compliance with this Section.

                  (3) If the Borrower fails to acquire any policy of insurance required to be maintained pursuant to this Section, or fails to renew or replace any such policy at least ten (10) days prior to the expiration thereof, or fails to keep any such policy in full force and effect, the Lender shall have the option (but not the obligation) to pay the premiums on any such policy of insurance or to take out new insurance in amount, type, coverage and terms satisfactory to the Lender, after first notifying the Borrower of the Lender's intent to pay it. Any amounts paid therefor by the Lender shall be immediately due and payable to the Lender by the Borrower upon demand. No exercise by the Lender of such option shall in any way affect the provisions of this Agreement, including the provision that failure by the Borrower to maintain the prescribed insurance shall constitute an Event of Default.

         5.02 TAXES AND OTHER PAYMENT OBLIGATIONS.

              (a) The Borrower shall pay and discharge, or cause to be paid and discharged, before any of them become in arrears, all taxes, assessments, governmental charges, levies, and claims for labor, materials or supplies which if unpaid might become a lien or charge upon any of their property, and all of their other debts, obligations and liabilities.

              (b) The Borrower may refrain from paying any amount it would be required to pay pursuant to subparagraph (a) of this Section 5.02 if the validity or amount thereof is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested, provided that if the Borrower is engaged in such a contest, it shall have set aside on its books appropriate reserves with respect thereto. If the validity or amount of any such obligations in excess of One Hundred Thousand Dollars ($100,000.00) shall be contested pursuant to the provisions of this subparagraph, the Borrower shall notify the Lender immediately upon the institution of the proceedings contesting the obligation.

         5.03 FINANCIAL STATEMENTS. The Borrower shall deliver to the Lender:

              (a) ANNUAL STATEMENTS OF THE BORROWER. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year, the Borrower shall furnish to the Lender an audited balance sheet, income statement, statement of cash flows, for such fiscal year, prepared by the Borrower or the CPA Firm. Together with such annual financial statements, if the CPA Firm prepared the annual financial statements, the Borrower shall furnish the Lender with the CPA Firm's statement that the CPA Firm has reviewed the provisions of this Agreement and nothing has come to the CPA Firm's attention to cause it to believe that any Event of Default or Unmatured Default exists as of the date of the statement, or, if such is not the case, specifying such Event of Default or Unmatured Default and the nature thereof, and the action the Borrower has taken or will take to correct it.

              (b) ANNUAL STATEMENTS OF THE GUARANTORS. On or before June 1 of each year, each Guarantor shall provide their financial statements to the Lender as at the preceding December 31, in such form, with such detail and of such scope as the Lender may determine in its discretion.

              (c) ADDITIONAL FINANCIAL INFORMATION. The Borrower shall deliver to the Lender:

                  (1) Promptly upon receipt thereof, all detailed reports, management letters and the like, if any (excluding working drafts), submitted to the Borrower by the CPA Firm if the CPA Firm audited the books of the Borrower.

                  (2) Within thirty (30) days after the respective dates of filing the corporate federal income tax returns of the Borrower for each year, a written statement signed by the CPA Firm that the firm has prepared or reviewed the federal income tax returns of the Borrower for such year and in the firm's opinion the provisions for federal taxes based on the income of the Borrower, as recorded in the accounts, represents an adequate estimate of the liability of the Borrower for federal taxes based on income.

                  (3) Promptly upon their becoming available, copies of all financial statements, reports, notices of meetings and proxy statements which the Borrower shall send to its members.

                  (4) Within thirty (30) days after the filing thereof in the office of the Secretary of State of the Commonwealth of Kentucky, certified copies of all amendments to the Borrower's Articles of Organization and Operating Agreement.

                  (5) Such additional information with respect to the Borrower's financial condition (including, without limitation, information regarding the Collateral) as may be reasonably requested by the Lender from time to time.

              (e) All financial statements required under this Agreement shall be prepared on a consolidated and consolidating basis (regardless whether permitted or required under GAAP) for the Borrower and any Subsidiary which the Borrower acquires or forms at any time.

         5.04 FINANCIAL RECORDS. The Borrower shall maintain a standard modern system of accounting in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a basis consistent with prior years and, without limitation, making appropriate accruals for estimated contingent losses and liabilities.

         5.05 PROPERTIES. The Borrower shall maintain its plants and other fixed assets in good condition, subject only to normal wear and tear, and make all necessary and proper repairs, renewals and replacements. The Borrower shall comply with all material leases and other material agreements in order to prevent loss or forfeiture, unless compliance is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent enforcement of the loss or forfeiture. The Lender shall have the right to inspect the Borrower's plants and other fixed assets at all reasonable times, and from time to time.

         5.06 EXISTENCE AND GOOD STANDING. The Borrower shall preserve its existences in good standing and shall be and remain qualified to do business and in good standing in all states and countries in which failure to so qualify would have a material adverse effect upon the Borrower.

         5.07 NOTICE REQUIREMENTS.

              (a) DEFAULT. The Borrower shall cause its chief officer, or in his absence an officer of the Borrower designated by it, to notify the Lender in writing within three (3) Business Days, after the Borrower, or any of the Borrower's members or officers, has notice of any Event of Default or Unmatured Default or has notice that any representation or warranty made in this Agreement, or in any related document or instrument, for any reason was not true and complete and not misleading in any material respect when made. Such notice shall specify the nature of such Event of Default or Unmatured Default and the action the Borrower has taken or will take to correct it.

              (b) MATERIAL LITIGATION. The Borrower promptly shall notify the Lender in writing of the institution or existence of any litigation or administrative proceeding to which the Borrower may be or become a party which might involve any material risk of any judgment or liability which (1) would be in excess of One Hundred Thousand Dollars ($100,000.00), or (2) would otherwise result in any material adverse change in the Borrower's business, assets or condition, financial or otherwise.

              (c) OTHER INFORMATION. From time to time, upon request by the Lender, the Borrower shall furnish to the Lender such information regarding the Borrower's business, assets and condition, financial or otherwise, as the Lender may reasonably request. The Lender shall have the right during reasonable business hours to examine all of the Borrower's business and financial books and records and to make notes and abstracts therefrom, to make an independent examination of the Borrower's books and records for the purpose of verifying the accuracy of reports delivered by the Borrower and ascertaining compliance with this Agreement.

         5.08 REVOLVING CREDIT NOTES AND OTHER BORROWER DOCUMENTS. The Borrower shall pay the Revolving Credit Notes in accordance with their respective terms, and the Borrower shall comply with the provisions of the other Borrower Documents.

         5.09 COMPLIANCE WITH LAW. The Borrower shall comply in all material respects with (a) all valid and applicable statutes, rules and regulations of the United States of America, of the States thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to the Borrower, including, but not limited to all applicable state and federal environmental laws and ERISA; (b) the valid and applicable orders, judgments and decrees of all courts or administrative agencies with jurisdiction over the Borrower; or its business; and (c) the applicable provisions of licenses issued to the Borrower except where compliance therewith shall be currently contested in good faith by appropriate proceedings, timely instituted, which shall operate to stay any order with respect to such non-compliance.

         5.10 LIENS. Except for security interests previously granted by the Borrower to the Lender contemporaneously with the execution of this Agreement (including, without limitation, those permitted in Section 5.02(b) and those disclosed in Section 6.13 of this Agreement), and except for liens permitted in this Agreement, the Borrower shall not (a) create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge, restriction or other security interest of any kind upon any of the Collateral, whether owned or held on the date of this Agreement or acquired thereafter, or upon the proceeds therefrom, or (b) transfer any Collateral or the proceeds therefrom for the purpose of subjecting the same to payment of indebtedness or performance of any other obligation except payments made in accordance with Section 5.02 of this Agreement or payments made to the Lender in accordance with the terms and provisions of this Agreement, or (c) acquire, or agree or have an option to acquire, any Collateral upon conditional sale or other title retention or purchase money security agreement, device or arrangement, or (d) sell or transfer, assign, or pledge any Collateral, with or without recourse. The Borrower may incur or create, or suffer to be incurred or created or to exist, the following liens without violating the provisions of this Section 5.10:

              (1) Statutory liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 5.02 of this Agreement.

              (2) Deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, or in connection with contests, to the extent that payment thereof shall not at that time be required to be made in accordance with Section 5.02 of this Agreement.

              (3) Statutory liens for taxes or assessments or governmental charges or levies if payment shall not at the time be required to be made in accordance with Section 5.02 of this Agreement.

              (4) Statutory liens (and contractual liens that provide to the secured party no greater rights than equivalent statutory liens) to secure payment of rent or lease payments with respect to leases of real property to the extent that such payments shall not at the time be required to be made in accordance with Section 5.02 of this Agreement.

         5.11 LIMIT ON INDEBTEDNESS, GUARANTEES, ETC. The Borrower shall not, in the absence of prior written consent from the Lender, incur, assume, guarantee, or otherwise be or become liable in respect of any Indebtedness except for those matters described in Schedule 6.12 to this Agreement, if after giving pro forma effect to the Indebtedness, the Indebtedness would result in an Unmatured Default or an Event of Default.

         5.12 ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT. Without the Lender's prior written consent, which shall not be withheld or delayed unreasonably, the Borrower shall not make any changes in or amendments to its Articles of Organization or Operating Agreement.

         5.13 MERGERS, SALES, TRANSFERS AND OTHER DISPOSITIONS OF ASSETS. Without the Lender's prior written consent, which shall not be withheld unreasonably, the Borrower shall not:

              (a) Be a party to any consolidation, reorganization (including without limitation those types referred to in Section 368 of the United States Internal Revenue Code of 1986, as amended), "stock-swap" or merger;

              (b) Sell or otherwise transfer any material part of either its tangible or intangible assets (except for assets that are worn out or no longer used or useful in the Borrower's business), provided that Lender shall not withhold its consent if Borrower demonstrates to the satisfaction of the Lender, pursuant to pro forma financial statements and other relevant information based on assumptions acceptable to the Lender that after giving effect to the proposed sale or transfer no Event of Default or Unmatured Event of Default shall exist under this Agreement;

              (c) Purchase all or a substantial part of the capital stock or assets of any corporation or other business enterprise;

              (d) Effect any change in its capital structure; or

              (e) Liquidate or dissolve or take any corporate action with a view toward liquidation or dissolution.

         5.14 LOANS. The Borrower shall not make any loan or advance any funds whatsoever to any business, entity, party or individual, except advances not to exceed Five Hundred Thousand Dollars ($500,000.00), in the aggregate at any one time outstanding.

         5.15 NO CHANGE IN OWNERSHIP. The Borrower shall not permit the ownership interest of the Guarantors (and/or any Person who becomes an owner of an interest in the Borrower upon the death of one of the Guarantors through bequest or devise) to be reduced to less than one hundred percent (100%) of the outstanding membership interests of the Borrower.

         5.16 PAYMENT OF DISTRIBUTIONS. In any fiscal year, the Borrower shall not pay out any Distributions in excess of the Borrower's Net Income for that fiscal year and in no event shall the Borrower pay out any Distribution while any Unmatured Default or Event of Default is in existence.

         5.17 ERISA COMPLIANCE.

              (a) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS. The Borrower will at all times maintain the qualified status of its Plans. The Borrower will not at any time terminate any Plan unless on the date of such termination the present value of all employee benefits vested under such Plan does not exceed the present value of the assets allocable to such vested benefits.

              (b) VALUATIONS. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Plans at any time maintained by the Borrower and the present value of assets of such Plans shall be reasonable in the good faith judgment of the Borrower and shall comply with all requirements of law in all material respects.

              (c) PROHIBITED ACTIONS. Neither the Borrower nor any Plan at any time maintained by the Borrower will:

                 (1) engage in any "prohibited transactions" (as such term is defined in Section 406 or Section 2003(a) of ERISA);

                 (2) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived; or

                 (3) terminate any such Plan in a manner which could result in the imposition of a Lien on the property of the Borrower pursuant to Section 4006 of ERISA.

         5.18 JOINDER OF SUBSIDIARIES. If the Borrower creates or acquires any Subsidiary, the Borrower shall cause such subsidiary to execute and deliver to the Lender an agreement (a "Joinder Agreement") substantially in the form attached as ANNEX D pursuant to which such Subsidiary shall join as a Borrower hereunder and under each document to which the Borrower is named as a party. The Borrower shall cause the Joinder Agreement to be delivered to the Lender within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership, or the date of its organization if it is an entity other than a corporation or a limited partnership.

                                   SECTION VI
                                   ----------

                         Representations and Warranties
                         ------------------------------

         To induce the Lender to enter into this Agreement and the Lender to make the Revolving Credit Loan, the Borrower and the Guarantors represent and warrant to the Lender as follows, (which warranties and representations shall be deemed to be remade and restated in full (subject only to changes of circumstances which (1) are fully disclosed by the Borrower to the Lender in writing, describing the changed circumstances, and (2) do not result in any violation of any condition, provision, promise and/or covenant of this Agreement, or otherwise result in an Unmatured Default or an Event of Default) whenever an advance under the Revolving Credit Loan is requested by the Borrower):

         6.01 ORGANIZATION AND EXISTENCE. The Borrower is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky. The Borrower has all necessary power and authority to carry on its business conducted on the date of this Agreement. The Borrower is qualified to do business as a foreign limited partnership, and is in good standing, in all states and in all foreign countries in which it owns any property or carries on substantial activities or is otherwise required to be so qualified, and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner conducted on the date of this Agreement.

         6.02 RIGHT TO ACT. No registration with or consent or approval of any governmental agency of any kind is required for the execution, delivery, performance and enforceability of the Borrower Documents. The Borrower has full power and authority, corporate and otherwise, to execute, deliver and perform the Borrower Documents.

         6.03 NO CONFLICTS. The Borrower's execution, delivery and performance of the Borrower Documents do not, and will not, (a) violate any existing provision Articles of Organization or Operating Agreement of the Borrower or any law, rule, regulation, or judgment, order or decree applicable to the Borrower or (b) otherwise constitute a default, or result in the imposition of any lien under (1) any material existing contract or other obligation binding upon the Borrower or its property, with or without the passage of time or the giving of notice or both; (2) any law, rule or regulation applicable to the Borrower or its business; or (3) any judgment, order or decree of any court or administrative agency applicable to the Borrower or its business.

         6.04 AUTHORIZATION. The execution, delivery and performance by the Borrower of the Borrower Documents has been duly authorized, and the Borrower Documents have been duly executed and delivered.

         6.05 ENFORCEABLE AGREEMENTS. This Agreement and the other Borrower Documents are legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors rights or equitable principals generally.

         6.06 CONTINGENT OBLIGATIONS. The Borrower does not have any material contingent obligations, material liabilities for taxes, material long-term leases or unusual material forward or long-term commitments, which have not been disclosed to the Lender.

         6.07 LITIGATION. Except for those matters described in the financial statements referenced in Section 6.08 of this Agreement or otherwise disclosed in writing by the Borrower to Lender, there is no litigation, at law or in equity, or any proceeding before any federal, state or municipal court, board or other governmental or administrative agency pending, or to the knowledge of the Borrower, threatened which is likely to involve any material judgment or liability against the Borrower or which might otherwise result in any material adverse change in the Borrower's business, assets or condition, financial or otherwise. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency has been issued against the Borrower or any of its assets which has, or will likely have, a material adverse effect on the Borrower's business, assets or condition, financial or otherwise.

         6.08 FINANCIAL STATEMENTS. The Borrower's financial statements dated April 30, 2000, have been furnished to the Lender. Those financial statements are true and complete in all material respects, have been prepared in accordance with GAAP, do not omit reference to any material contingent liabilities of any kind not otherwise disclosed by Borrower to the Lender in writing, and fairly present the financial condition of the Borrower as of the date of those financial statements. Nichols' financial statements dated December 31, 1999, and Lavin's financial statements dated March 31, 2000, have been furnished to the Lender. Those financial statements are true and complete in all material respects, do not omit reference to any material contingent liabilities of any kind not otherwise disclosed by Borrower to the Lender in writing and fairly present the financial condition of the Nichols and Lavin, respectively, as of the date of the financial statements.

         6.09 COMPLIANCE WITH CONTRACTUAL OBLIGATIONS, LAWS AND JUDGMENTS.

              (a) The Borrower is not in default in the payment, performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any lease, indenture, mortgage, deed of trust, promissory note, agreement or undertaking to which it is a party or by which its assets are bound.

              (b) The Borrower has not violated any applicable statute, regulation or ordinance of the United States of America or of any state, municipality or any other subdivision, jurisdiction or agency thereof, in any respect materially and adversely affecting the Borrower's business, property, assets, operations or conditions, financial or otherwise.

              (c) The Borrower is not in default with respect to any judgment, order, writ, injunction, decree or demand of any court, arbitrator or governmental agency or body.

         6.10 INVESTMENT COMPANY. The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.11 TAX RETURNS. The Borrower has filed all tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or pursuant to assessments received. The Borrower knows of no material additional assessments for which adequate reserves have not been established, and the Borrower has made adequate provision for all current taxes.

         6.12 NO UNDISCLOSED LIABILITIES OR GUARANTIES. The Borrower does not have any material liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 5.03 of this Agreement or otherwise disclosed to Lender in writing or incurred by Borrower after such date and not prohibited by the express terms of this Agreement, nor has the Borrower guaranteed, or otherwise become responsible for, the material obligations of any person, firm or corporation, other than as set out on
SCHEDULE 10.12 of this Agreement or otherwise not in contravention of any of the Borrower Documents.

         6.13 TITLE TO PROPERTIES. The Borrower has good and marketable title to all of its property and assets of all character, free and clear of all mortgages, liens, interests, and encumbrances except (a) encumbrances granted to the Lender, (b) minor irregularities in title which do not materially interfere with the use and enjoyment by the Borrower of such properties and assets in the normal course of business as presently conducted, or materially impair the value thereof for such business, (c) those encumbrances described on
SCHEDULE 6.13 to this Agreement, and (d) any other encumbrances permitted under the express terms of the Borrower Documents.

         6.14 TRADEMARKS AND PERMITS. The Borrower possesses adequate licenses, patents, copyrights, trademarks and trade names to conduct their businesses as now conducted. Neither the Borrower nor any of its officers, directors or employees has received notice or has knowledge of any claim that the Borrower has violated any other person's license, patent, copyright, trademark or trade name, or that the Borrower's licenses, patents, copyrights, trademarks or trade names are currently being infringed. The Borrower has all governmental permits, certificates, consents and franchises necessary to carry on their businesses as now conducted and to own or lease and operate their properties as now owned, leased or operated. All such governmental permits, certificates, consents and franchises are valid, and in effect, and the Borrower is not in violation thereof, and none of them contains any term, provision, condition or limitation more burdensome than generally applicable to persons engaged in the same or similar business.

         6.15 NO DEFAULTS. The Borrower is not in default in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, which default would have a material adverse effect on the business operations, assets or condition, financial or otherwise, of the Borrower, taken as a whole. No Unmatured Default or Event of Default hereunder or under the other Borrower Documents has occurred and is continuing. The Borrower is not in default under any order, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which any of its assets may be bound or affected which default would have a material adverse effect on the business of such Borrower. The Borrower is not subject to any order, award or decree which is likely to materially adversely affect the ability of the Borrower to carry on its business as currently conducted or the ability of the Borrower to perform its obligations under this Agreement and/or the other Borrower Documents to which it is a party.

         6.16 EMPLOYEE BENEFIT PLANS. Except as have been otherwise disclosed in writing to the Lender, any Plans in existence are in substantial compliance with ERISA, no Plan is insolvent or in reorganization, no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, the Borrower has not incurred any material liability (including any material contingent liability) to or on account of a Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA, no proceedings have been instituted to terminate any Plan, and no condition exists which presents a material risk to the Borrower of incurring a liability to or on account of a Plan pursuant to any of the foregoing sections of ERISA.

         6.17 NO MATERIAL ADVERSE CONDITIONS. There is no fact known to the Borrower (other than matters of a general economic or political nature) which materially adversely affects the business, property, assets or financial condition of the Borrower which has not been disclosed to the Lender or set forth in the other documents, certificates and statements furnished to the Lender by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.

         6.18 REGULATIONS Q AND U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation Q of the Board of Governors of the Federal Reserve System), and will not use the proceeds of the Loans so as to violate Regulation U as it may be amended or interpreted from time to time by the Board of Governors of the Federal Reserve System.

         6.19 ENVIRONMENTAL MATTERS. Except as otherwise disclosed in writing to the Lender, the Borrower fully complies with all federal, state and local environmental laws, rules, regulations, ordinances and other requirements including, without limitation, those which relate to the production, storage, disposal or use of any and all hazardous or toxic wastes, and including, without limitation, the provisions of 42 U.S.C.secs.9601 ET SEQ. (CERCLA, Super Fund); and 42 U.S.C.secs.6901 ET SEQ. (RCRA).

         6.20 NO PUBLIC UTILITY HOLDING COMPANY. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an affiliate of either, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.21 NO SUBSIDIARIES. The Borrower has no Subsidiaries.

         6.22 DISCLOSURE. Neither this Agreement, nor any agreement, document, certificate or statement furnished to the Lender by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of any material fact or, except in the case of budgets and forward financial forecasts, omits to state any material fact necessary to make the statements contained herein or therein not misleading as of the time the Borrower makes the statement; provided however, that the Borrower has an immediate and continuing obligation to supplement any of the foregoing if it should subsequently contain an untrue statement of any material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower which materially and adversely affects, or in the future is likely to materially and adversely affect, the Borrower's business, operations, affairs or condition, financial or otherwise, which has not been disclosed to the Lender.

                                  SECTION VII
                                  -----------

                               Events of Default
                               -----------------

         The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement (an "Event of Default"):

         7.01 FAILURE TO PAY. If the Borrower shall fail to pay in full any installment of principal or interest on any of the Notes, or payments required by this Agreement, within five (5) days after such payment first became due.

         7.02 NO NOTICE REQUIRED. If the Borrower with respect to the following provisions shall fail to observe, perform or comply with any term, obligation, covenant, agreement, condition or other provision contained in Sections 5.02, 5.04, 5.07, 5.10, 5.12, 5.13, 5.15, or 5.18 of this Agreement, or any Event of
Default occurs under any of the other Borrower Documents.

         7.03 NOTICE REQUIRED. If the Borrower with respect to any term, obligation, covenant, agreement, condition or other provision (other than those referred to in Sections 9.01 or 9.02 hereof) contained or referred to in any of the Borrower Documents shall fail to observe, perform or comply with those provisions, and such failure shall not have been fully corrected within thirty
(30) days after the Lender has given written notice thereof to such obligor.

         7.04 FALSITY OF REPRESENTATION OR WARRANTY. If any representation or warranty or other statement of fact contained in any of the Borrower Documents or in any writing, certificate, report or statement at any time furnished the Lender by or on behalf of the Borrower pursuant to or in connection with this Agreement shall have been false or misleading in any material respect or which shall omit a material fact, whether or not made with knowledge, at the time it was made.

         7.05 JUDGMENTS. If a final judgment or judgments for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000.00), in the aggregate, or with respect to property with a value in excess of such amount, shall be rendered against the Borrower and such judgment or judgments shall remain unsatisfied for a period of thirty (30) consecutive days after the entry thereof and within that thirty (30) days has not been (a) stayed pending appeal, or (b) discharged.

         7.06 ADVERSE FINANCIAL CHANGE. If there should be any material adverse change in the financial condition of the Borrower as determined in Lender's discretion, from its financial condition as shown on the financial statements referred to in Section 6.08 of this Agreement, and such adverse change is not fully corrected to Lender's reasonable satisfaction within sixty (60) days after notice with respect thereto from the Lender.

         7.07 OTHER OBLIGATIONS. Subject to the exception contained in Section 5.02(b) of this Agreement, if the Borrower shall fail to observe, perform or comply with the terms, obligations, covenants, agreements, conditions or other provisions of any agreement, document or instrument (including leases) other than this Agreement and the other Borrower Documents which (a) the Lender or any of its Affiliates has entered into with the Borrower and which involves any Indebtedness to the Lender and/or any of its Affiliates in any amount or (b) any other Person has entered into with the Borrower and/or any of its Affiliates which involves Indebtedness (or in the case of leases, in total lease obligations under any single lease) in any single instance exceeding Five Hundred Thousand Dollars ($500,000.00).

         7.08 DISSOLUTION OR TERMINATION OF EXISTENCE. If the Borrower, either Guarantor and/or any Affiliate of the Borrower takes any action that is intended to result in the termination, dissolution or liquidation of the Borrower.

         7.09 SOLVENCY.

              (a) If the Borrower or either Guarantor shall (1) have an order of relief entered in any proceeding filed by it under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time); (2) admit its inability to pay its debts generally as they become due; (3) become insolvent in that its total assets are in the aggregate worth less than all of its liabilities or it is unable to pay its debts generally as they become due; (4) make a general assignment for the benefit of creditors; (5) file a petition, or admit (by answer, default or otherwise) the material allegations of any petition filed against it, in bankruptcy under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time), or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of their debts; or (6) consent to the appointment of a receiver, conservator, trustee or liquidator of all or part of its assets.

              (b) If a petition shall have been filed against the Borrower or either Guarantor in proceedings under the federal bankruptcy laws (as in effect on the date of this Agreement, or as they may be amended from time to time), or under any other laws for the relief of debtors, or for the discharge, arrangement or compromise of their debts, or an order shall be entered by any court of competent jurisdiction appointing a receiver, conservator, trustee or liquidator of all or part of the Borrower's assets, and such petition or order is not dismissed or stayed within sixty (60) consecutive days after entry thereof.

                                  SECTION VIII
                                  ------------

                             Remedies Upon Default
                             ---------------------

         Notwithstanding anything to the contrary, if any Event of Default occurs under Section 7.09 of this Agreement, the Revolving Credit shall automatically terminate (if not previously terminated or expired), and the entire unpaid balance of all Revolving Credit Loans and Revolving Credit Notes, and all other obligations of the Borrower under and/or in connection with the Borrower Documents, shall automatically, without requirement of any presentment, demand or notice of any kind (all of which are hereby waived by the Borrower), become immediately due and payable in full. Also notwithstanding any other provision of this Agreement, if any other Event of Default under this Agreement occurs, the Lender, in its individual discretion, and without notice to the Borrower, may terminate the Revolving Credit, in which case the Lender shall be under no further obligation to grant any Revolving Credit Loans to the Borrower. In addition, upon the occurrence of any Event of Default, and at any time thereafter, unless all Events of Default have been waived in a writing signed by the Lender specifically providing the waiver, the Lender shall have all of the following rights and remedies and it may exercise one or more of them, singly or in conjunction with others.

         8.01 RIGHT TO OFFSET. The Lender shall have the right to set off against, or appropriate and apply toward the payment of, the obligations of the Borrower to that Lender, pursuant to this Agreement or as evidenced by the Revolving Credit Notes whether such obligations shall have matured in due course or by acceleration, any and all deposit balances and other sums and indebtedness then held or owed by that Lender to or for the credit or account of the Borrower and/or either Guarantor. For such purpose the Borrower and each Guarantor hereby pledges to and grants a security interest in such deposit balances, other sums and indebtedness of the Lender to secure all of the Borrower's obligations under this Agreement and the Revolving Credit Notes. Such offsets following an Event of Default may occur without notice to or demand upon the Borrower, either Guarantor or any other Person, all of such notices and demands being hereby waived.

         8.02 ENFORCEMENT OF RIGHTS. The Lender shall have the right, to proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings either for specific performance of any covenant or condition contained in any of the Borrower Documents, or in aid of the exercise of any power granted in any of the Borrower Documents.

         8.03 RIGHTS UNDER SECURITY INSTRUMENTS. The Lender shall also have all rights and remedies granted it under the Pledge Agreement, the Guaranty Agreements and any and all other Borrower Documents securing or intending to secure the Borrower's obligations under the Revolving Credit Notes, or any other indebtedness or obligation of the Borrower under the Borrower Documents.

         8.04 CUMULATIVE REMEDIES. All of the rights and remedies of the Lender upon occurrence of an Event of Default shall be cumulative to the greatest extent permitted by law, may be exercised successively or concurrently, from time to time, and shall be in addition to all of those rights and remedies afforded the Lender at law, or in equity, or in bankruptcy. Notwithstanding the foregoing, the Lender shall be entitled to recover from the cumulative exercise of all remedies an amount no greater than the sum of (a) the aggregate outstanding principal amount of the Loan, (b) all accrued but unpaid interest with respect to the aggregate principal amount of the Loan, (c) any other amounts that the Borrower is required by this Agreement to pay to the Lender (for example, and without limitation, the reimbursement of expenses and legal fees, and late charges), and (d) any costs, expenses or damages which the Lender is otherwise permitted to recover by the terms of this Agreement. Any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

                                   SECTION IX
                                   ----------

                               Fees and Expenses
                               -----------------

         9.01 TRANSACTION EXPENSES. The Borrower shall pay to the Lender upon demand all out-of-pocket expenses incurred by the Lender in connection with the transactions contemplated by this Agreement, including, but not limited to the Lender's reasonable attorneys' fees incurred in preparing, negotiating and closing the Borrower Documents and any and all costs and fees incurred in connection with the recording or filing of any documents or instruments, and/or in searches of, any public office, pursuant to or as a consequence of this Agreement, or to perfect or protect any security for the Loans. The Borrower shall also pay to the Lender, promptly following the Lender's request, all out-of-pocket expenses incurred by the Lender from time to time in the administration of the Loans, including, without limitation, any out-of-pocket expenses (including, but not limited to, attorneys' fees) incurred by the Lender if any of the Borrower Documents should be amended, extended and/or renewed from time to time, or if additional Borrower Documents are prepared.

         9.02 ENFORCEMENT EXPENSES. If any Event of Default shall occur under this Agreement, or any default shall occur under any of the Borrower Documents or any related documents, the Borrower shall pay to the Lender, to the extent allowable by applicable law, such amounts as shall be sufficient to reimburse the Lender fully for all of its costs and expenses incurred in enforcing and/or protecting its rights and remedies under the Borrower Documents and any related documents, including without limitation its reasonable attorneys' fees and court costs. Such amounts shall be deemed to be included in the obligations secured by the Security Agreement.

                                   SECTION X
                                   ---------

                            Miscellaneous Provisions
                            ------------------------

         10.01 BUSINESS DAYS. If any provision of this Agreement or any of the other Borrower Documents requires that the Borrower make any payment, or otherwise perform any act, on a day on which the Lender is not open for business, then that payment or action shall be deemed to be due on the first day thereafter that the Lender is open for business.

         10.02 TERM OF THIS AGREEMENT. The term of this Agreement shall commence as of the date hereof, and continue until all Loans and accrued but unpaid interest thereon shall have been paid in full and the Borrower shall have paid or performed all of its obligations hereunder.

         10.03 NO WAIVERS. Failure or delay by the Lender in exercising any rights shall not be deemed to be or operate as a waiver of that right, nor shall any right be exclusive of any other right referred to in this Agreement, or in any other related document, or available at law or in equity, by statute or otherwise. Any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Lender shall continue in full force and effect until such right is specifically waived in a writing signed by the Lender.

         10.04 COURSE OF DEALING. No course of dealing between the Borrower, the Guarantors and the Lender shall operate as a waiver of any of the Lender's rights under any of the Borrower Documents.

         10.05 CERTAIN WAIVERS BY THE BORROWER AND THE GUARANTORS. The Borrower and each Guarantor hereby waives, to the extent permitted by applicable law,
(a) all presentments, demands for performances, notices of nonperformance (except to the extent specifically required by this Agreement or any other of the Borrower Documents), protests, notices of protest and notices of dishonor in connection with the Notes (b) any requirement of diligence or promptness on the part of the Lender in enforcement of rights under the provisions of any of the Borrower Documents, and (c) any requirement of marshaling assets or proceeding against persons or assets in any particular order.

         10.06 SEVERABILITY. If any part, term or provision of this Agreement is held by any court to be unenforceable or prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision limited so as to make it enforceable to the greatest extent allowed by law, or, if it is totally unenforceable, as if this Agreement did not contain that particular part, term or provision.

         10.07 TIME OF THE ESSENCE. Time shall be of the essence in the performance of all of the Borrower's and the Guarantors' obligations under the Borrower Documents.

         10.08 BENEFIT AND BINDING EFFECT. This Agreement shall inure to the benefit of the Lender, its successors and assigns, and all obligations of the Borrower and the Guarantors shall bind their heirs, executors, successors and, if and to the extent assignment is otherwise permitted by this Agreement, assigns.

         10.09 FURTHER ASSURANCES. The Borrower shall sign such financing statements or other documents or instruments as the Lender may request from time to time more fully to create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to this Agreement, the Security Agreement, and any other Borrower Documents.

         10.10 INCORPORATION BY REFERENCE. All schedules, annexes or other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

         10.11 ENTIRE AGREEMENT; NO ORAL MODIFICATIONS. This Agreement, the schedules and annexes hereto, and the documents and instruments referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior understandings with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement or any of the Borrower Documents shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

         10.12 HEADINGS. The headings used in this Agreement are included for ease of reference only and shall not be considered in the interpretation or construction of this Agreement.

         10.13 GOVERNING LAW. This Agreement and the related documents and instruments shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky without regard to conflicts of laws unless, except to the extent that the laws of any other state, province or country where the Collateral is located require that the laws of such other state, province or country shall govern the creation, perfection or enforcement of the Lender's rights and security interests in such Collateral.

         10.14 ASSIGNMENTS. Neither the Borrower nor either Guarantor may assign any rights under this Agreement to any other party. Any attempted assignment shall be a default under this Agreement and shall be null and void.

         10.15 MULTIPLE COUNTERPARTS.

              (a) This Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party.

              (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one of such counterparts.

         10.16 NOTICES.

               (a) Any requirement of the Uniform Commercial Code or other applicable law of reasonable notice shall be met if such notice is given at least ten (10) Business Days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

               (b) Except as provided in subsection (c) below, all notices or communications under this Agreement shall be in writing and shall be hand-delivered, sent by courier, or mailed to the parties addressed to the addresses as follows and any notice so addressed and (1) hand-delivered, shall be deemed to have been given when so delivered, or (2) mailed by registered or certified mail, return receipt requested, shall be deemed to have been given when mailed, or (3) delivered to a recognized small package overnight courier service to the address of the intended recipient with shipping prepaid, shall be deemed to have been given when so delivered to such courier. Addresses for notices are as follows:

                  (1) If to the Lender:       BANK OF LOUISVILLE
                                              500 W. Broadway
                                              Louisville, Kentucky  40202

                  with a courtesy copy to:    BROWN, TODD & HEYBURN PLLC
                                              400 West Market Street, 32nd Floor
                                              Louisville, Kentucky  40202-3363
                                              Attn:  Charles R. Keeton, Esq.

                  (2) If to the Borrower:     ORIG, LLC
                                              10172 Linn Station Road 200
                                              Louisville, Kentucky  40223
                                              Attn:    Neil Mitchell

                  with a courtesy copy to:    GREENBAUM DOLL & MCDONALD PLLC
                                              3300 National City Tower
                                              Louisville, Kentucky  40202
                                              Attn:  Tandy C. Patrick, Esq.

                  (3) If to the Guarantor:    J. D. NICHOLS
                                              10172 Linn Station Road 200
                                              Louisville, Kentucky  40223

                  with a courtesy copy to:    GREENBAUM DOLL & MCDONALD PLLC
                                              3300 National City Tower
                                              Louisville, Kentucky  40202
                                              Attn:  Tandy C. Patrick, Esq.

                  (4) If to the Guarantor:      BRIAN LAVIN
                                                10172 Linn Station Road 200
                                                Louisville, Kentucky  40223

                  with a courtesy copy to:      GREENBAUM DOLL & MCDONALD PLLC
                                                3300 National City Tower
                                                Louisville, Kentucky  40202
                                                Attn:  Tandy C. Patrick, Esq.


               (c) The parties may at any time, and from time to time, change the address or addresses to which notice shall be mailed by written notice setting forth the changed address or addresses.

         10.17 SURVIVAL OF COVENANTS. All covenants, agreements, warranties and representations made by the Borrower herein shall survive the making of each Revolving Credit Loan and the execution and delivery of the Borrower Documents, and shall be deemed to be remade and restated by the Borrower each time the Borrower requests a Revolving Credit Loan.

         10.18. CONSENT TO JURISDICTION. THE BORROWER AND THE GUARANTORS CONSENT TO ONE OR MORE ACTIONS BEING INSTITUTED AND MAINTAINED IN THE JEFFERSON COUNTY, KENTUCKY, CIRCUIT COURT AND/OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY (AT LENDER'S DISCRETION) TO ENFORCE THIS AGREEMENT AND/OR ONE OR MORE OF THE OTHER BORROWER DOCUMENTS, AND WAIVE ANY OBJECTION TO ANY SUCH ACTION BASED UPON LACK OF PERSONAL OR SUBJECT MATTER JURISDICTION OR IMPROPER VENUE. THE PARTIES AGREE THAT ANY PROCESS OR OTHER LEGAL SUMMONS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING MAY BE SERVED BY MAILING A COPY THEREOF BY CERTIFIED MAIL, OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL, ADDRESSED TO THE ADDRESSES PROVIDED IN THE PREAMBLE TO THIS AGREEMENT. THE BORROWER AND THE GUARANTORS ALSO AGREE THAT NONE OF THEM SHALL COMMENCE OR MAINTAIN ANY ACTION IN ANY COURT, ADMINISTRATIVE AGENCY OR OTHER TRIBUNAL OTHER THAN THE JEFFERSON COUNTY, KENTUCKY, CIRCUIT COURT OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY WITH RESPECT TO THIS AGREEMENT, ANY OTHER OF THE BORROWER DOCUMENTS, ANY OF THE TRANSACTIONS PROVIDED FOR OR CONTEMPLATED IN ANY OF THE BORROWER DOCUMENTS, OR ANY CAUSE OF ACTION OR ALLEGED CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH ANY DEBTOR AND CREDITOR RELATIONSHIP AMONG THE PARTIES THAT MAY EXIST FROM TIME TO TIME.

         10.20 JURY TRIAL WAIVER. THE BORROWER AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE REVOLVING CREDIT NOTES, THE PLEDGE AGREEMENT, THE GUARANTY AGREEMENTS AND/OR ANY OTHER OF THE BORROWER DOCUMENTS. THIS WAIVER IS INTENDED TO APPLY TO ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, AND THAT THE LENDER HAS ALREADY RELIED ON THIS WAIVER IN ITS DEALINGS WITH THE BORROWER AND THE GUARANTORS. THE BORROWER AND EACH GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT, THE REVOLVING CREDIT NOTES, THE PLEDGE AGREEMENT, THE GUARANTY AGREEMENTS AND/OR THE OTHER BORROWER DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

         10.21 ACKNOWLEDGEMENT. THE BORROWER ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THIS AGREEMENT AND EACH OF THE OTHER BORROWER DOCUMENTS, AS FULLY EXECUTED BY THE PARTIES THERETO. THE BORROWER ACKNOWLEDGES THAT IT (A) HAS READ THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY ITS REPRESENTATIVES OR ADVISORS; (B) IS THOROUGHLY FAMILIAR WITH THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS; AND (C) HAS HAD THE OPPORTUNITY TO ASK SUCH QUESTIONS TO REPRESENTATIVES OF THE LENDER, AND RECEIVE ANSWERS THERETO, CONCERNING THE TERMS AND CONDITIONS OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS AS IT DEEMS NECESSARY IN CONNECTION WITH THE ITS DECISION TO ENTER INTO THIS AGREEMENT.


            [THIS BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.

                                     Lender:

                                     BANK OF LOUISVILLE


                                     By  /s/  Richard Bean
                                        --------------------------------------
                                        Richard Bean, Senior Vice President

                                     Date:  August 15, 2000



                                     Borrower:

                                     ORIG, LLC


                                     By   /s/  J.D. Nichols
                                        --------------------------------------
                                          J. D. Nichols, Manager

                                     Date:  August 15, 2000

                                            /s/ J. D. Nichols
                                            ----------------------------------
                                            J. D. NICHOLS

                                     Date:  August 15, 2000

                                            /s/ Brian Lavin
                                           -----------------------------------
                                            BRIAN LAVIN

                                     Date:  August 15, 2000

Annexes

   Annexes A-1 - A-3 Forms of Revolving Credit Notes in favor of the Lender
   Annex B           Form of Pledge Agreement
   Annex C           Paragraphs for Opinion of Counsel for the Borrower and
                     Guarantor
   Annex D           Form of Joinder Agreement
   Annex E           Form of Partnership Notice and Acknowledgement

Schedules

   Schedule 1(P)     Partnership Interests
   Schedule 10.12    Permitted Liabilities
   Schedule 10.13    Permitted Encumbrances

                             MODIFICATION AGREEMENT

               This is a Modification Agreement date as of August 1, 2001 (this "Agreement"), among

         BANK OF LOUISVILLE
         a Kentucky banking corporation
         500 West Broadway
         Louisville, Kentucky 40202
                                                             (the "Lender")

         and

         ORIG, LLC
         a Kentucky limited liability company
         10172 Linn Station Road 200
         Louisville, Kentucky  40223
         Attn:  Neil Mitchell
                                                           (the "Borrower")

         and joined in by

         J. D. Nichols
         10172 Linn Station Road 200
         Louisville, Kentucky  40223
                                                                ("Nichols")

         and

         Brian F. Lavin
         10172 Linn Station Road 200
         Louisville, Kentucky  40223
                                                                  ("Lavin")

                                    Recitals
                                    --------

         A. Pursuant to a Loan Agreement dated as of August 15, 2000 (the "Original Loan Agreement"), the Lender provided the Borrower with a Revolving Credit in a maximum principal amount of Six Million and 00/100 Dollars ($6,000,000.00), as provided in Section 2.01 of the Original Loan Agreement.

         B. As of the date of this Agreement, the Borrower's obligations are evidenced by, among other things, (1) Revolving Credit Note A dated August 15, 2000, made by the Borrower and payable to the order of the Lender, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00), with a maturity date of August 31, 2005; (2) Revolving Credit Note B dated August 15, 2000, made by the

Borrower and payable to the order of the Lender, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00), with a maturity date of August 31, 2005; and (3) Revolving Credit Note C dated August 15, 2000, made by the Borrower and payable to the order of the Lender, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00), with a maturity date of August 31, 2005.

         C. The parties wish to enter this Agreement to modify the Loan Agreement and the other Borrower Documents (as the term is defined in the Original Loan Agreement) as necessary to (1) increase the maximum principal amount of the Revolving Credit Loan to Ten Million and 00/100 Dollars ($10,000,000.00), (2) increase Mr. J. D. Nichols' Guaranty to Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00), (3) increase Mr. Brian F. Lavin's Guaranty to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), (4) create Revolving Credit Note D in the face principal amount of Four Million and 00/100 Dollars ($4,000,000.00), and substantially in the form of ANNEX A-4 attached hereto, and (5) otherwise affect the Original Loan Agreement and other Borrower Documents as amended by this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the promises and agreements set forth herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CAPITALIZED TERMS. Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Original Loan Agreement, and the meanings given to all capitalized terms shall be equally applicable to both the singular and plural forms of the terms defined.

         2. SECTION I OF THE LOAN AGREEMENT. Section I of the Original Loan Agreement is hereby amended as follows, and the other paragraphs of Section I remain in full force and effect without modification:

               (a) AMENDMENT OF EXISTING DEFINITIONS. The definitions of the following terms as set forth in Section I of the Original Loan Agreement, are hereby amended and restated to read in their respective entireties as follows:

                  "Borrower Documents" shall mean, collectively, this Agreement as amended by the August 2001 Modification Agreement (and as it may be further amended, extended or modified from time to time) and any and all agreements, instruments, and/or other documents referred to in this Agreement and in the August 2001 Modification Agreement to be executed or delivered by the Borrower and/or any Guarantor.

                  "Guaranty Agreements" shall mean, collectively, (a) the Guaranty Agreement dated as of August 15, 2000, among the Lender, the Borrower, and Nichols, as amended by the August 2001 Modification Agreement and as may be further amended or modified from time to time; and (2) the

         Guaranty Agreement dated as of August 15, 2000, among the Lender, the Borrower and Lavin, as amended by the August 2001 Modification Agreement and as may be further amended or modified from time to time. "Guaranty Agreement" shall mean either of the Guaranty Agreements.

                  "Pledge Agreement" shall mean the Pledge Agreement dated as of August 15, 2000, between the Borrower and the Lender, including all supplements thereto and as amended by the August 2001 Modification Agreement, and as it may be further amended from time to time.

                  "Revolving Credit Notes" shall mean collectively the four promissory notes issued by the Borrower to the order of the Lender with respect to the Revolving Credit Loan, three in the face principal amount of Two Million and 00/100 Dollars ($2,000,000.00) each (for a total of Six Million and 00/100 Dollars ($6,000,000)), and substantially in the form of ANNEXES A-1 through A-3 attached hereto, and one in the face principal amount of Four Million and 00/100 Dollars ($4,000,000.00) substantially in the form of ANNEX A-4 to this Agreement and to the August 2001 Modification Agreement, and all notes delivered in renewal, replacement, substitution, extension and/or novation of any of these. "Revolving Credit Note" shall mean any of the Revolving Credit Notes; and "Revolving Credit Note A" shall mean the Revolving Credit Note in the form of ANNEX A-1, "Revolving Credit Note B" shall mean the Revolving Credit Note in the form of ANNEX A-2, "Revolving Credit Note C" shall mean the Revolving Credit Note in the form of ANNEX A-3, and "Revolving Credit Note D" shall mean the Revolving Credit Note in the form of ANNEX A-4, and in each case all notes delivered in renewal, replacement, substitution, extension and/or novation thereof.

               (b) ADDITIONAL DEFINITIONS. Section I of the Original Loan Agreement is hereby supplemented to add the following definition which shall read in its entirety as follows:

                  "August 2001 Modification Agreement" shall mean that certain Modification Agreement dated as of August 1, 2001, between the Lender and the Borrower, Mr. Lavin and Mr. Nichols.

                  "Notes" shall mean Revolving Credit Note A, Revolving Credit Note B, Revolving Credit Note C, and Revolving Credit Note D, collectively.

               3. SECTION II OF THE ORIGINAL LOAN AGREEMENT. Section II of the Original Loan Agreement is hereby amended as follows, and the other paragraphs of Section II remain in full force and effect without modification:

                  (a) SECTION 2.01. Section 2.01 of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  SECTION 2.01 AMOUNT OF REVOLVING CREDIT. The total principal amount available under the Revolving Credit shall be Ten Million and 00/100 Dollars ($10,000,000.00).

                  (b) SECTION 2.04(B). Subparagraph (b) of Section 2.04 of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  (b) The first Two Million and 00/100 Dollars ($2,000,000.00) of Revolving Credit Loans shall be allocated to and evidenced by Revolving Credit Note A. The principal balance of the Revolving Credit Loans will be credited against and evidenced by Revolving Credit Note B if, but only if, and only to the extent the aggregate principal balance of all Revolving Credit Loans outstanding at one time exceeds Two Million and 00/100 Dollars ($2,000,000.00), but is less than Four Million and 00/100 Dollars ($4,000,000.00). The outstanding principal balance of Revolving Credit Loans shall be credited against and evidenced by Revolving Credit Note C if, but only if, and only to the extent the aggregate principal of all Revolving Credit Loans outstanding at one time equals or exceeds Four Million and 00/100 Dollars ($4,000,000.00), but is less than Six Million and 00/100 Dollars ($6,000,000.00). The outstanding principal balance of Revolving Credit Loans shall be credited against and evidenced by Revolving Credit Note D if, but only if, and only to the extent the aggregate balance of all Revolving Credit Loans outstanding at one time equals or exceeds Six Million and 00/100 Dollars ($6,000,000.00). Accordingly, the first Two Million Dollars ($2,000,000.00), or portion thereof, of Revolving Credit Loans outstanding at any one time shall be credited against and evidenced by Revolving Credit Note A; at such time as the outstanding principal balance of the Revolving Credit Loans is greater than Two Million Dollars ($2,000,000.00), but less than Four Million Dollars ($4,000,000.00), Revolving Credit Loans made at such time shall be credited against and evidenced by Revolving Credit Note B; at such time as the outstanding principal balance of all Revolving Credit Loans outstanding at one time equals or exceeds Four Million Dollars ($4,000,000.00), Revolving Credit Loans made at such time shall be credited against and evidenced by Revolving Credit Note C; and at such time as the outstanding principal balance of all Revolving Credit Loans outstanding at one time equals or exceeds Six Million Dollars ($6,000,000.00), Revolving Credit Loans made at such time shall be credited against and evidenced by Revolving Credit Note D.

         (c) SECTION 2.05(b). Section 2.05(b) of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  (b) The outstanding principal balance of Revolving Credit Loans from time to time evidenced by Revolving Credit Note A shall bear interest at an annual rate equal to one- quarter percent (1/4%) PLUS the Prime Rate as that Prime Rate may change from time to time. The outstanding principal balance of Revolving Credit Loans from time to time evidenced by Revolving Credit Note B shall bear interest at an annual rate equal to one-half percent (1/2%) PLUS the Prime Rate as that Prime Rate may change from time to time. The outstanding principal balance of Revolving Credit Loans from time to time evidenced by Revolving Credit Note C shall bear interest at an annual rate equal to one percent (1%) PLUS the Prime Rate as that Prime Rate may change from time to time. The outstanding principal balance of Revolving Credit Loans from time to time evidenced by Revolving Credit Note D shall bear interest at an annual rate equal to one and one-quarter percent (1.25%) PLUS the Prime Rate as that Prime Rate may change from time to time.

                  (d) SECTION 2.12. Section 2.12 of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  2.12. APPLICATION OF PRINCIPAL PAYMENTS. Unless otherwise agreed by the Lender and the Borrower in writing, all payments of principal, whether mandatory or optional, received by the Lender when no Event of Default has occurred and is continuing shall be applied first to the principal of Revolving Credit Loans evidenced by Revolving Credit Note D until all of the Revolving Credit Loans evidenced thereby shall have been paid in full, then to the principal of Revolving Credit Loans evidenced by Revolving Credit Note C until all of the Revolving Credit Loans evidenced thereby shall have been paid in full, then to the principal of Revolving Credit Loans evidenced by Revolving Credit Note B, until all of the Revolving Credit Loans evidenced thereby shall have been paid in full, then to the principal of Revolving Credit Loans evidenced by Revolving Credit Note A. All payments of principal on Revolving Credit Loans, whether mandatory or optional, received by the Lender after an Event of Default has occurred and is continuing may be applied by the Lender among Revolving Credit Notes A, B, C and D as the Lender may determine, in its discretion.

         4. SECTION V OF THE LOAN AGREEMENT. Section V of the Original Loan Agreement is hereby amended as follows, and the other paragraphs remain in full force and effect without modification:

               (a) SECTION 5.18. Section 5.18 of the Original Loan Agreement is amended and restated to read in its entirety as follows:

                  5.18 JOINDER OF SUBSIDIARIES. If the Borrower creates or acquires any Subsidiary, the Borrower shall cause such subsidiary to execute and deliver to the Lender an agreement (a "Joinder Agreement") substantially in the form attached as ANNEX D to this Agreement and the August 2001 Modification Agreement (Amended Form of Joinder Agreement) pursuant to which such Subsidiary shall join as a Borrower hereunder and under each document to which the Borrower is named as a party. The Borrower shall cause the Joinder Agreement to be delivered to the Lender within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership, or the date of its organization if it is an entity other than a corporation or a limited partnership.

               (b) FORM OF ANNEX D TO THE ORIGINAL LOAN AGREEMENT. The Original Loan Agreement is hereby amended by substituting the amended form of Joinder Agreement attached as ANNEX D to this Agreement in lieu of and in replacement for the existing ANNEX D to the Original Loan Agreement.

         5. CERTAIN UNDERSTANDING. It is the understanding of the parties to this Agreement that the term "Loan Agreement" as used in Revolving Credit Notes A, B and C means the Original Loan Agreement as amended by the August 2001 Modification Agreement.

         6. AMENDMENT TO NICHOLS' GUARANTY AGREEMENT. The Guaranty Agreement dated as of August 15, 2000, among Lender, the Borrower and J.D. Nichols, as Guarantor (the "Nichols Guaranty"), is hereby amended, clarified and reaffirmed as follows:

               (a) SECTION 1. Section 1 of the Nichols Guaranty is hereby amended and restated to read in its entirety as follows:

                                   SECTION 1

                            Recitals and Definitions
                            ------------------------

                  This Agreement is entered into concurrently with and pursuant to a Loan Agreement dated as of August 15, 2000, between the Lender and the Borrower and joined in by the Guarantor and Brian F. Lavin, as modified by a Modification Agreement dated as of August 1, 2001, among the Lender, the Borrower, the Guarantor and Brian F. Lavin (that Original Loan Agreement, as modified by that August 2001 Modification Agreement, and as it may be further modified or amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement. Pursuant to the Loan Agreement, the Borrower has executed and delivered to the Lender four Revolving Credit Notes. Revolving Credit Notes A, B and C are dated

         August 15, 2000, and each of them is in the principal amount of Two Million and 00/100 Dollars ($2,000,000.00), and Note D is dated August 1, 2001, and is in the principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (for a total of Ten Million and 00/100 Dollars ($10,000,000.00)). Each of the four Revolving Credit Notes is payable to the order of the Lender (such four Revolving Credit Notes, including any notes or other instruments issued in renewal, replacement, extension, modification, novation and/or revival thereof, the "Revolving Credit Notes"). The Borrower and the Guarantors have also entered into various other Borrower Documents (as that term is defined in the Loan Agreement).

               (b) SECTION 2. Section 2 of the Nichols Guaranty is hereby amended and restated to read in its respective entirety as follows:

                                   SECTION 2

                      Guaranty of Payment and Performance
                      -----------------------------------

                  The Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Guaranteed Principal"): (a) The prompt payment in full by the Borrower of all principal obligations under the Revolving Credit Notes; and (b) the punctual and faithful performance and observance by the Borrower of all other obligations and undertakings to be performed or observed pursuant to the Loan Agreement and the other Borrower Documents not included in the Other Guaranteed Amounts defined below. In addition to the Guaranteed Principal, the Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Other Guaranteed Amounts"): (x) any and all interest accruing on the Guaranteed Principal under the Revolving Credit Notes, the Loan Agreement and/or any other of the Borrower Documents; and (y) that the Guarantor will, upon demand, pay to the Lender any and all fees, charges and costs of collecting the Guaranteed Principal and/or Other Guaranteed Amounts or otherwise enforcing the Lender's rights under this Agreement, including without limitation, the reasonable fees and expenses of the Lender's counsel. Notwithstanding the foregoing, the maximum aggregate liability of the Guaranty under this Agreement for the Guaranteed Principal shall not exceed Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) (the "Guarantor Maximum"). The Guaranteed Principal, limited to the Guarantor Maximum, and the Other Guaranteed Amounts are sometimes referenced in this Agreement as the "Guaranteed Obligations." The Guaranteed Obligations under this Agreement shall be in addition to the maximum aggregate liability of the Guarantor or any other guarantor of the Lender under any Guaranty Agreement of the Guarantor or any other guarantor heretofore or hereafter given.


         7. AMENDMENT TO LAVIN'S GUARANTY AGREEMENT. The Guaranty Agreement dated as of August 15, 2000, among Lender, the Borrower and Brian F. Lavin, as Guarantor (the "Lavin Guaranty") is hereby amended, clarified and reaffirmed as follows:

               (a) SECTION 1. Section 1 of the Lavin Guaranty is hereby amended and restated to read in its entirety as follows:

                                   SECTION 1

                            Recitals and Definitions
                            ------------------------

       This Agreement is entered into concurrently with and pursuant to a Loan Agreement, dated as of August 15, 2000, between the Lender and the Borrower and joined in by the Guarantor and J.D. Nichols, as modified by a Modification Agreement dated as of August 1, 2001 among the Lender, the Borrower, the Guarantor and J.D. Nichols (that Original Loan Agreement as modified by that August 2001 Modification Agreement, and as it may be further modified or amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement. Pursuant to the Loan Agreement, the Borrower has executed and delivered to the Lender four Revolving Credit Notes. Revolving Credit Notes A, B, and C are dated August 15, 2000, and each of them is in the principal amount of Two Million and 00/100 Dollars ($2,000,000.00), and Note D is dated August 1, 2001, and is in the principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (for a total of Ten Million and 00/100 Dollars ($10,000,000.00)). Each of the four Notes are payable to the order of the Lender (such four Revolving Credit Notes, including any notes or other instruments issued in renewal, replacement, extension, modification, novation and/or revival thereof, the "Revolving Credit Notes"). The Borrower and the Guarantors have also entered into various other Borrower Documents (as that term is defined in the Loan Agreement).

               (b) SECTION 2. Section 2 of the Lavin Guaranty is hereby amended and restated to read in its entirety as follows:

                                   SECTION 2

                      Guaranty of Payment and Performance.
                      -----------------------------------

                  The Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Guaranteed Principal"): (a) the prompt payment in full by the Borrower of all principal obligations under the Revolving Credit Notes; and (b) the punctual and faithful performance and observance by the Borrower of all other obligations and undertakings to be performed or observed pursuant to the Loan Agreement, and the other Borrower Documents not included in the Other Guaranteed Amounts defined below. In addition to the Guaranteed Principal, the Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Other Guaranteed Amounts'): (x) any and all interest accruing on the Guaranteed Principal under the Revolving Credit Notes, the Loan Agreement and/or any other of the Borrower Documents; and (y) that the Guarantor will, upon demand, pay to the Lender any and all fees, charges and costs of collecting the Guaranteed Principal and/or Other Guaranteed Amounts or otherwise enforcing the Lender's rights under this Agreement, including, without limitation, the reasonable fees and expenses of the Lender's counsel. Notwithstanding the foregoing, the maximum aggregate liability of the Guarantor under this Agreement, for the Guaranteed Principal shall not exceed the Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00)(the "Guarantor Maximum"). The Guaranteed Principal, limited to the Guarantor Maximum and the Other Guaranteed Amounts are sometimes referenced in this Agreement as the "Guaranteed Obligations." The Guaranteed Obligations under this Agreement, shall be in addition to the maximum aggregate liability of the Guarantor or any other guarantor to the Lender under any Guaranty Agreement of the Guarantor or any other guarantor heretofore or hereafter given.


         8. AMENDMENTS TO PLEDGE AGREEMENT. The Pledge Agreement is hereby amended, clarified and reaffirmed as follows:

               (a) RECITALS. The Recitals to the Pledge Agreement are hereby amended and restated to read in their entireties as follows:

                                    RECITALS

                  A. The Borrower and the Lender have entered into a Loan Agreement dated as of August 15, 2000 (as amended by a Modification Agreement dated as of August 1, 2001, and as it may be subsequently modified, amended and/or supplemented from time to time, the "Loan Agreement") between the Borrower and the Lender, and joined in by the Guarantors (as defined therein), pursuant to which the Lender has made Revolving Credit available to the Borrower in an aggregate amount not to exceed Ten Million and 00/100 Dollars ($10,000,000.00).

                  B. Also under the Loan Agreement, among other things, the Borrower has, among other things, delivered to the Lender four Revolving Credit Notes payable to the order of Lender, Revolving Credit Notes A, B and C, each dated August 15, 2000, in the maximum principal amount of Two Million and 00/100 Dollars ($2,000,000.00), each being payable to the order of the Lender, and Revolving Credit Note D dated August 1, 2001, in the maximum principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (for a total of Ten Million and 00/100 Dollars ($10,000,000.00)), also payable to the order of the Lender.

         (b) DEFINITIONS. Section 1 of the Pledge Agreement is hereby amended so that the following defined term(s) is (are) amended and restated as follows, with the other definitions remaining in full force and effect without modification:

                  "Supplement to Pledge Agreement" shall mean a Supplement to Pledge Agreement generally in the form attached to this Pledge Agreement and the August 2001 Modification Agreement as Schedule 1(S) properly completed and satisfactory to the Lender in all respects, describing New Interests that the Borrower has acquired which automatically become subject to the terms of this Pledge Agreement.

         (c) ADDITIONAL DEFINITIONS. Section 1 of the Pledge Agreement is hereby supplemented to add the following definitions, which shall read in their respective entireties as follows:

                  "Loan Agreement" shall mean the Loan Agreement dated as of August 15, 2000, between the Lender, and the Borrower and joined in by the Guarantors (as defined therein), as modified by a Modification Agreement dated as of August 1, 2001, among the Lender, the Borrower and the Guarantors, and as that Original Loan Agreement may be further modified or amended from time to time.

                  "August 2001 Modification Agreement" shall mean that certain Modification Agreement dated as of August 1, 2001, between the Lender and the Borrower, and the Guarantors (as defined in the Loan Agreement).

         (d) SUBSTITUTION OF AMENDED FORM OF SUPPLEMENT TO PLEDGE AGREEMENT. The Pledge Agreement is hereby amended by substituting the Amended Form of Supplement to Pledge Agreement attached as Schedule 1(S) to this Modification Agreement in lieu of and in replacement for the existing Schedule 1(S) attached to the form of Pledge Agreement attached to the Original Loan Agreement.

         (e) SECTION 4. Section 4 of the Pledge Agreement is hereby amended and restated as follows, and the other provisions and sentences of Section 4 remain in full force and effect without modification:

               (1) The first sentence of Section 4 is hereby amended and restated to read as follows:

         To induce the Lender to enter into this Pledge Agreement and to make the four Revolving Credit Loans, all of the representations and warranties made by the Borrower in the Loan Agreement and the Modification Agreement are incorporated herein by reference, and the Borrower further represents and warrants as follows:

         9. CONDITIONS PRECEDENT. The Lender's obligation to enter into this Modification Agreement and to provide the increase in the Revolving Credit contemplated in this Modification Agreement shall be conditioned upon the fulfillment of all the following conditions:

               (a) EXECUTED AGREEMENTS. The Borrower shall have delivered a duly authorized and fully executed original of each of this Modification Agreement and of Revolving Credit Note D in the form of ANNEX A-4 to this Modification Agreement.

               (b) REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by or on behalf of the Borrower relating to this Modification Agreement or any of the other Borrower Documents, as modified by this Modification Agreement, or the transactions contemplated hereby or thereby shall be true, complete and correct on and as of the date of this Agreement.

               (c) NO DEFAULTS. There shall exist no Event of Default or Unmatured Default which has not been cured to the Lender's satisfaction.

               (d) NO CHANGE IN CONDITION. There shall have been no material adverse change in the condition, financial or otherwise, of the Borrower or either Guarantor from that existing on the date of the financial statements most recently delivered by or on behalf of the Borrower to the Lender.

               (e) OTHER DOCUMENTS. The Borrower shall have delivered to the Lender any and all other agreements, instruments and documents as the Lender may reasonably have requested in order to further protect its security or evidence compliance by the Borrower with this Modification Agreement and the other Borrower Documents.

               (f) LENDER'S FEES AND EXPENSES. The Borrower shall have paid to the Lender the Lender's fees and expenses as of the date of this Modification Agreement in accordance with paragraph 11 of this Modification Agreement.

               (g) RESOLUTIONS. Certified copy of appropriate resolutions (1) authorizing the execution of this Modification Agreement and any and all other documents, instruments and agreements referred to herein which are required to be executed and delivered by the Borrower, and (2) authorizing consummation of the transactions contemplated by this Modification Agreement.

               (h) LEGAL OPINION. The Borrowers and the Guarantors shall have furnished to the Lender, at the Borrower's expense, the legal opinion of Greenebaum, Doll & McDonald PLLC, as counsel for the Borrower and the Guarantors, addressed to the Lender and its counsel, dated the date of this Modification Agreement, addressing the matters set forth in Annex 9(h) to this Modification Agreement.

               (i) INCUMBENCY CERTIFICATE. A certificate certifying the names of the Persons of the Borrower authorized to sign this Modification Agreement and the other Borrower Documents each has signed or will sign in connection with this Modification Agreement, together with the true signatures of such Persons.

               (j) CERTIFICATE OF EXISTENCE. An updated Certificate of Existence issued by the Secretary of State of the Commonwealth of Kentucky and dated not more than thirty (30) days prior to the date of this Modification Agreement.

               (k) ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT. The Borrower shall have furnished the Lender a certified copy of the Borrower's Operating Agreement, current as of the date of this Modification Agreement, and a certificate of the [Manager] [Secretary] of the Borrower reflecting the current Members' Participating Percentages.

         10. CHANGES IN REFERENCES IN BORROWER DOCUMENTS. All references in the Borrower Documents to the "Borrower Documents" shall be deemed to include a reference to this Modification Agreement, Revolving Credit Note D, and any and all other agreements, instruments and documents executed and/or delivered in connection with this Modification Agreement.

         11. REAFFIRMATIONS AND CONSENTS. The Borrower and the Guarantors:

               (a) CONSENT. Consent to the transactions contemplated in this Modification Agreement.

               (b) REAFFIRM. Reaffirm the Borrower's and the Guarantors' obligations under any and all of the Borrower Documents and any and all other agreements, instruments and documents to which it is a party and under which the Lender has any rights or obligations and which is or may be related in any way to the agreements, instruments and documents mentioned in or affected by this Modification Agreement, or the Loan Agreement or any of the other Borrower Documents as amended by this Modification Agreement.

               (c) AGREE. Agree that all of the Borrower Documents remain in full force and effect, as expressly modified or altered by or in connection with this Agreement.

         12. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Modification Agreement, the Borrower agrees that the representations and warranties made by the Borrower and the Guarantors, as set forth in Section VI of the Loan Agreement as amended by this Modification Agreement, are hereby remade and are incorporated by reference into this Modification Agreement as if set out in full.

         13. COSTS AND EXPENSES. The Borrower shall pay to the Lender upon demand all out-of-pocket costs and expenses incurred by the Lender in connection with the transactions contemplated by this Modification Agreement, including, but not limited to, the Lender's reasonable attorneys' fees and disbursements incurred in preparing this Modification Agreement and the documents to be executed pursuant to this Modification Agreement (including, by way of illustration but not by way of limitation, the documents to be executed as a condition precedent to this Modification Agreement) and any and all costs and fees incurred in connection with the recording or filing of any and all documents and instruments in any public offices, pursuant to or as a consequence of this Modification Agreement, or to perfect or protect any security for the Borrower's obligations described in or incurred in connection with this Modification Agreement. The Borrower further agrees to pay on demand all out-of-pocket costs and expenses of the Lender, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, in connection with the execution, delivery, administration, enforcement, or protection of the Lender's rights under the Loan Agreement and the other Borrower Documents, as amended by this Modification Agreement.

         14. BREACH OF THIS AGREEMENT. Any failure of the Borrower and Guarantors to observe and perform all of the terms, conditions and provisions of the Loan Agreement and this Modification Agreement shall constitute an Event of Default.

         15. MISCELLANEOUS.

              (a) ENTIRE AGREEMENT. The Loan Agreement, the Borrower Documents, this Modification Agreement and the agreements, instruments and other documents referred to herein, constitute the entire agreement of the parties with respect to, and supersede all prior understandings of the parties with respect to, the subject matter hereof. No change, modification, addition, or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

              (b) GOVERNING LAW. The Loan Agreement and this Modification Agreement and the related writings and the respective rights and obligations of the parties shall be governed by, and construed and enforced in accordance with, the laws (without regard to conflicts of laws rules) of the Commonwealth of Kentucky, except to the extent the laws of any other state, province or country where security for the Loans is located dictate that the laws of such other state, province or country shall govern the creation, perfection or enforcement of the Lender's rights in such security.

              (c) COUNTERPARTS. This Modification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Modification Agreement or the terms hereof to produce or account for more than one of such counterparts.

              (d) HEADINGS. The headings used in this Modification Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Modification Agreement.

              (e) SEVERABILITY. If any court shall finally determine that any part, term or provision of the Loan Agreement and this Modification Agreement is in any way unenforceable, such part, term or provision shall be reduced to the extent necessary to make such provision enforceable to the greatest extent allowed by law. Consistent with the foregoing, if any provision of the Loan Agreement and this Agreement or its application shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and of all other provisions and applications of this Modification Agreement shall not in any way be affected or impaired.

              (f) BINDING EFFECT. This Modification Agreement shall be binding upon, and shall inure to the benefit of, the Lender, the Borrower and the Guarantors, and their respective successors and assigns.

              (g) FURTHER ASSURANCES. From time to time at another the Lender's request and without further consideration, the Borrower and Guarantors shall execute and deliver such further agreements, instruments and other documents, and shall take such other actions as the Lender may reasonably request, in order to more effectively carry out the intents and purposes of this Modification Agreement.

              (h) ANNEXES AND ATTACHMENTS. All annexes or other attachments to this Modification Agreement are incorporated into this Modification Agreement as if set out in full at the first place in this Modification Agreement that reference is made hereto.

              (i) NO WAIVER OR COURSE OF DEALING. The Lender's execution and delivery of this Modification Agreement does not waive any right that the Lender might have under any of the Borrower Documents except for the specific modifications and amendments contained in this Modification Agreement. Neither this Modification Agreement, nor earlier amendments or modifications of any of the Borrower Documents, creates any course of dealing among the Lender, the Borrower, Guarantors, or any other Person, and neither the Borrower, Guarantors, nor any other Person should infer that the Lender will enter into any other or future amendment or modification of any of the Borrower Documents in the future, whether similar of dissimilar to this Modification Agreement.

              (J) ACKNOWLEDGEMENT. THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THIS MODIFICATION AGREEMENT AND EACH OF THE OTHER BORROWER DOCUMENTS, AS FULLY EXECUTED BY THE PARTIES THERETO. THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT IT (A) HAS READ THIS MODIFICATION AGREEMENT AND THE OTHER BORROWER DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE

EXAMINED BY ITS REPRESENTATIVE OR ADVISORS; (b) IS THOROUGHLY FAMILIAR WITH THE TRANSACTIONS CONTEMPLATED IN THIS MODIFICATION AGREEMENT AND THE OTHER BORROWER DOCUMENTS; AND (c) HAS HAD THE OPPORTUNITY TO ASK SUCH QUESTIONS TO REPRESENTATIVES OF THE LENDER, AND RECEIVED ANSWERS THERETO, CONCERNING THE TERMS AND CONDITIONS OF THE TRANSACTION CONTEMPLATED IN THIS MODIFICATION AGREEMENT AND THE OTHER BORROWER DOCUMENTS AS IT DEEMS NECESSARY IN CONNECTION WITH THE ITS DECISION TO ENTER INTO THIS MODIFICATION AGREEMENT.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.


                                LENDER:
                                BANK OF LOUISVILLE


                                By
                                  ---------------------------------------------
                                     RICHARD BEAN, SENIOR VICE PRESIDENT

                                Date:
                                     ------------------------------------------



                                BORROWER:
                                ORIG, LLC


                                By
                                  ---------------------------------------------
                                     J. D. NICHOLS, MANAGER

                                Date:
                                     ------------------------------------------



                                GUARANTOR:
                                J. D.  NICHOLS



                                -----------------------------------------------
                                     J. D. NICHOLS

                                Date:
                                     ------------------------------------------

                                GUARANTOR:
                                BRIAN F. LAVIN



                                -----------------------------------------------
                                     BRIAN F. LAVIN

                                Date:
                                     ------------------------------------------

COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

         The foregoing Agreement was acknowledged before me on _________, 2001 by Richard Bean as Senior Vice President of Bank of Louisville on behalf of the corporation.

         My Commission Expires:
                                    --------------------------------------------



                                 Notary Public

COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

              The foregoing Agreement was acknowledged before me on ___________, 2001 by J. D. Nichols as Manager of ORIG, LLC , a limited liability corporation, on behalf of the corporation.

         My Commission Expires:
                                    --------------------------------------------



                                 Notary Public

COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

              The foregoing Agreement was acknowledged before me on ___________, 2001 by J. D. Nichols as Guarantor.

         My Commission Expires:
                                    --------------------------------------------



                                 Notary Public

COMMONWEALTH OF KENTUCKY   )
                           ) SS
COUNTY OF JEFFERSON        )

              The foregoing Agreement was acknowledged before me on ___________, 2001 by Brian F. Lavin as Guarantor.

         My Commission Expires:
                                    --------------------------------------------



                                 Notary Public



This Instrument Prepared By:



_______________________________________
Charles R. Keeton
Frost Brown Todd LLC
400  W. Market Street, Suite 3200
Louisville, Kentucky  40202-3363
Telephone:  (502) 589-5400


















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